UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 7, 2010

CHINA SHESAYS MEDICAL COSMETOLOGY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-144888	01-0660195
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Sichuan SHESAYS Cosmetology Hospital Co., Ltd
New No. 83, Xinnan Road, Wuhou District
Chengdu City, Sichuan Province, P.R. China
(Address of Principal Executive Offices)

610041
(Zip Code)

86-028-85482277
(Registrant's telephone number, including area code)

SN Strategies Corp.
1077 Balboa Avenue, Laguna Beach, California 92651
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On June 6, 2010, SN Strategies Corp., a Nevada corporation (the “Company”) entered into an agreement (the “Merger Agreement”) with Perfect Support Limited, a British Virgin Islands company (“Perfect Support”), and the shareholders of Perfect Support. The merger was closed on June 7, 2010. Pursuant to the terms of the Merger Agreement, the Company acquired all of the outstanding capital stocks of Perfect Support through the merger with China SHESAYS Medical Cosmetology Inc., a Nevada corporation (the “Merger Sub”), wholly owned by the Company. Perfect Support is a holding company whose only asset is 100% of the registered capital of Chengdu BOAN Investment Management Co., Ltd (“BOAN”), a limited liability company organized under the laws of the People’s Republic of China (“China” or “PRC”). Substantially all of Perfect Support's operations are conducted in China through BOAN, and through contractual arrangements with BOAN’s consolidated affiliated entity in China, Sichuan SHESAYS Cosmetology Hospital Co., Ltd (“SHESAYS”). SHESAYS was established in May 2005 with the registered capital of approximately US$1 million. Over the past five years, SHESAYS has become one of the fastest growing cosmetology hospitals in China and one of the most well-known cosmetology hospital chains in Sichuan province, P.R. China.

In connection with the acquisition, the following transactions took place:

  The Merger Sub issued 10 shares of the common stock of the Merger Sub which constituted no more than 10% ownership interest in the Merger Sub in exchange for all the shares of the capital stock of Perfect Support (the “Merger”). The 10 shares of the common stock of the Merger Sub were converted into approximately 13,500,012 shares of the common stock of the Company.

  Subject to and in conjunction with the closing of the Merger and immediately after the closing of the Merger, Techno Meg Limited, a British Virgin Islands company (the “Techno”), which Techno is a majority shareholder of Perfect Support, signed a stock purchase agreement (the “Techno Stock Purchase Agreement”) with certain shareholders of the Company indicated in the Techno Stock Purchase Agreement pursuant to which the forgoing mentioned shareholders of the Company sold 3,384,000 shares of Company’s common stock to Techno for US$140,000 (the “Techno Consideration”) and Techno purchased the 3,384,000 shares of Company’s common stock from such shareholders; and Leading Pioneer Limited, a British Virgin Islands company (the “Pioneer”), which Pioneer is a minority shareholder of Perfect Support, signed a stock purchase agreement (the “Pioneer Stock Purchase Agreement”, together with the Techno Stock Purchase Agreement, the “Purchase Agreements”) with certain shareholders of the Company indicated in the Pioneer Stock Purchase Agreement pursuant to which the forgoing mentioned shareholders of the Company sold 846,000 shares of Company’s common stock to the Pioneer for US$35,000 (the “Pioneer Consideration,” together with the Techno Consideration, the “Cash Consideration”) and Pioneer purchased 846,000 shares of Company’s common stock from such shareholders. The transactions contemplated by the Purchase Agreements are hereinafter referred to the “Purchase”, which closing of the Purchase was subject to and in conjunction with and occurred immediately after the closing of the Merger.

  Upon the completion of the Merger and the Purchase, which closing of the Purchase was subject to and in conjunction with and occurred immediately after the closing of the Merger, the shareholders of Perfect Support and their designees shall own approximately 98.5% common stocks of the Company.

  Immediately after the closing of the Merger, the Company transferred of all its business and assets that it holds prior to the closing of the Merger into Cake Ventures LLC, a California limited liability company (the “Cake”), and Cake assumed all existing liabilities of the Company prior to the effective time of the Merger and agreed to perform all duties and obligations of the Company arising under all of Company’s liabilities, including, but not limited to, all outstanding promissory notes payable to the order of Cake.

  All officers of the Company before the Merger, including Michael Hawks, the Company’s President, Secretary, Treasurer and CFO, resigned upon the effectiveness of the Merger. Mr. YiXiang Zhang was elected as the Chairman and Chief Executive Officer of the Company, Mr. Wenhui Shao, as the President, Mr. Wenbin Zhu, as the Chief Financial Officer, and Mr. Xing Wan Pu, as the Chief Technology Officer.

  Mr. Yixiang Zhang, Chairman and Chief Executive Officer of SHESAYS, was elected to serve on our Board of Directors as Chairman of the Board of the Company. Mr. Michael Hawks, the sole director prior to the Merger, remained to be a director of the Company.

  Wenbin Zhu was appointed as Chief Financial Officer of the Company.

  As part of the Merger, the Company’s name was changed from “SN Strategies Corp.” to the Merger Sub’s name “China SHESAYS Medical Cosmetology Inc.” The Company is communicating with FINRA for the name change and trading symbol change on the OTC Bulletin Board.

As a result of these transactions, persons affiliated with SHESAYS now own securities that in the aggregate represent approximately 98.5% of the equity in the Company.

NEW MANAGEMENT

Upon the completion of the Merger, the new executive officers and directors of the Company will be:

Name	Age	Positions with the Company
Yixiang Zhang	37	Chairman & CEO
Wenhui Shao	46	President
Xingwang Pu	42	Chief Technology Officer
Wenbin Zhu	40	Chief Financial Officer
Wei Chen	31	Chief Marketing Officer
Ping Yang	29	Manager of Planning and Operation Center

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.

Yixiang Zhang, 37, Chairman of the Board & CEO, graduated from Huaxi Medical School of Sichuan University with a bachelor’s degree majoring in public health, is a member of Chengdu Youth Federation and tutor of Youth Business China (YBC). Mr. Zhang has ten years’ working experience in the field of pharmaceutics and medical care. Mr. Zhang experts in enterprise chain operation and brand management. From 1998 to 2000, Mr. Zhang was the sales manager and investment manager of the chain drugstores in 999 Group, the leading enterprise in the field of pharmaceutics in China. In 2001, Mr. Zhang established his own pharmaceutical and medical devices company. In 2005, he established SHESAYS Cosmetic Surgery Hospital and has been the CEO and chairman of the board since then.

Wenhui Shao, 46, President and Board of Director, has a master of cosmetic dermatology, master of medical aesthetics and art design degrees. Mr. Shao is a professor of Jiangxi Yichun Medical College and institute of cosmetics of Southeast University, member in the Plastic Surgery team in Medical Aesthetics and Cosmetology Subcommittee of China Medical Association, member of subcommittee of Medical Aesthetics and Cosmetology in China Association of Traditional and Western Medicine, the initiator of the public welfare campaign “Care Breast in China” and a volunteer of the medical team of Smile Angle Foundation. Professor Shao has over 20 years working experience in the field of plastics and cosmetics. In 1990, he established the Guizhou plastics and cosmetics surgery hospital. In 1997, he established the subcommittee of Medical Aesthetics and Cosmetology of the Medical Association of Guizhou Province. In 1998, he was awarded the title of Advanced Worker of Guiyang City and was conferred the National Labor Medal. In August 2004, he was offered the expert allowance by Guizhou provincial government. In 2005, he was chosen as the influential figure in the field of plastics and cosmetics in China in the past 20 years. He has compiled 9 monographs on medical cosmetology and publicized over 20 theses in this field. He had conducted over 40,000 plastics and cosmetics surgeries particularly in nose hump, breast implants, pouch removal surgery, double-folds eyelid surgery, one-time eyebrow change surgery, face plastic surgery, minimally invasive or noninvasive face outline change, tissue engineering plastic surgery and etc.

Xingwang Pu, 42, Chief Technology Officer and Board of Director, is a professor of Jiangxi Yichun Medical College, leader of the medical team (southwest china) of Smile Angel Foundation, director of the international exchange center of Medical Aesthetics and Cosmetology Subcommittee of China Medical Association, member in the Plastic Surgery team in Medical Aesthetics and Cosmetology Subcommittee of China Medical Association. Professor Pu studied in Huaxi Medical School of Sichuan University, Liaoning Provincial People’s Hospital, and the Fourth Military Medical University. He possesses 20 years expertise in the field of plastics and cosmetics. He is one of the first doctors who had applied the tissue engineering techniques to clinical operation. He has compiled 4 monographs on medical cosmetology and publicized over 20 academic theses. He specializes in the breast implants, face plastic surgery, body plastic surgery, arms and legs plastics surgery, tissue engineering surgery, cleft palate repair surgery and other congenital malformation repair surgery and the repair surgery of the failed plastics surgeries.

Wenbin Zhu, 40, Chief Financial Officer. Ms. SZhu graduated from Southwestern University of Finance and Economics majoring in accounting. As a certified public accountant, Ms. Zhu has about 20 years of experiences in finance services.

With rich experiences in financial management for state-owned enterprises and private enterprises, Ms. Zhu is experienced in the financial management and internal control of medical services industry. Ms. Zhu has served as a finance manager for many years and has served as assistant of finance director of Sichuan Xiongfei Group Co., Ltd. She is capable of establishing collectivized financial management system and internal control. She is experienced in the related policies and rules of China and is skilled at taxation and financial risk management. She joined Sichuan SHESAYS Cosmetology Hospital Co., Ltd in 2007.

Wei Chen, 31, Chief Marketing Officer. Ms. Chen graduated from Chengdu University majoring in accounting and holds a EMBA degree from Southwest Jiaotong University. Ms. Chen has been engaged in cosmetology industry since 1999. In 2006, she attended advanced study on medical skin beautification at Zunyi Medical College. In 2007, she attended advanced study in Hong Kong and was awarded certificate of qualification for operation of laser for medical purpose by the University of Australia. In 2005, she jointed skin beautification department of Sichuan SHESAYS Cosmetology Hospital Co., Ltd. and served as operator of laser for beautification, consultant and administrative director of skin beautification department. She served as marketing director general of SHESAYS since July 2009.

Ms. Chen has 10 years of experiences in cosmetology industry. She has deep cognizance of present situations and trend in development of medical skin beautification industry in China.

Ping Yang, 29, Manager of Planning and Operation Center, holds a master degree of Computer Science & Technology and Applied Mathematics graduated from Chengdu University of Technology. From March 2004 to July 2004, he worked as website schemer for North America Investment & Management Group Ltd.; from September 2004 to July 2005, he served as system integration engineer for Nanda Aiboda Technology Co., Ltd.; from August 2005 to November 2005, he served as operating manager for Chengdu Yanbo Information Technology Co., Ltd. and from December 2005 to May 2006, he served as general manager for network operation for TANFO Online, taking charge of marketing for www.baidu.com (NasdaqNM: BIDU), www.yahoo.com.cn, www.3721.com, www.163.com and www.Net.cn in Sichuan.

In June 2006, he jointed in SHESAYS, taking charge of establishment and implementation of plan for marketing through Internet. He developed SHESAYS relation system and enabled the management system of SHESAYS to be a model in the industry.

FORM 10 DISCLOSURES

Prior to closing of the Merger, the Company was a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, as required by SEC rules, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act.

Please note that the information provided below relates to the combined Company after the Merger, unless otherwise specifically indicated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Upon completion of the Merger, there were 18,000,012 shares of the Company’s common stock issued and outstanding pursuant to the term of the merger and the transactions contemplated in the Purchase Agreements, which Purchase Agreements were subject to and in conjunction with the closing of the Merger and the closing of the Purchase was subject to and in conjunction with and occurred immediately after the closing of the Merger. Of the total 18,000,012 Company common stock issued and outstanding post Merger, 13,500,012 shares were issued to the shareholders of Perfect Support and their designees respectively as new issuance at Merger, 4,230,000 shares were purchased by Techno and Pioneer from certain original shareholders of the Company subject to and in conjunction with and immediately after the closing of the Merger pursuant to the Purchase Agreements, and 270,000 shares were held by the original shareholders of the Company.

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of June 7, 2010 by the following:

  each shareholder who beneficially owns more than 5% of our common stock;

  each of our named executive officers;

  Each of our directors; and

  Executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of our common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of June 7, 2010 (including shares subject to restrictions that lapse within 60 days of June 7, 2010) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned.

	Amount and
	Nature
	of Beneficial		Percentage
Name and Address of Beneficial Owner(1)	Ownership		of Class
Yixiang Zhang	0	(3)	--
Wenhui Shao	0	(4)	--
Xingwang Pu	0	(5)	--
Ning Liu	0	(6)	--
Bing Fang	0	(7)	--
Michael Hawks (2)	14,000		Less than one percent

All such directors and executive officers as a group (3 persons) in addition to the persons named above	370,080		2.06%

Five Percent Shareholders (other than directors and named executive officers)
Kwai Man Yip (8)	16,699,932		92.77%

Footnotes

(1) All shares are owned of record and beneficially except as otherwise noted. Except as otherwise noted, each shareholder’s address is c/o Sichuan SHESAYS Cosmetology Hospital Co., Ltd, New No. 83, Xinnan Road, Wuhou District, Chengdu City, Sichuan Province, P.R. China, 610041.

(2) The address of this stockholder is 1077 Balboa Avenue, Laguna Beach, California 92651.

(3) Mr. Yixiang Zhang and Ms. Kwai Man Yip, the sole shareholder of Bondy Nominees Limited, a Hong Kong corporation (the “Bondy”), which Bondy is the sole shareholder of Techno and Pioneer, which Techno is the 80% shareholder of Perfect Support prior to the Merger and 77.94% shareholder of the Company post Merger, and Pioneer is the 19% shareholder of Perfect Support prior to the Merger and 14.83% shareholder of the Company post Merger, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Yixiang Zhang may purchase 8,970,012 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

(4) Mr. Wenhui Shao and Ms. Kwai Man Yip, the sole shareholder of Bondy, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Wenhui Shao may purchase 2,108,160 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

(5) Mr. Xingwang Pu and Ms. Kwai Man Yip, the sole shareholder of Bondy, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Xingwang Pu may purchase 2,108,160 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

(6) Mr. Ning Liu and Ms. Kwai Man Yip, the sole shareholder of Bondy, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Ning Liu may purchase 2,108,160 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

(7) Mr. Bing Fang and Ms. Kwai Man Yip, the sole shareholder of Bondy, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Bing Fang may purchase 1,405,440 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

(8) Beneficially owns the shares as indicated, which are owned of record by Techno and Pioneer, our principal shareholders.

INFORMATION REGARDING THE ACQUIRED COMPANIES

Chengdu BOAN Investment Management Co., Ltd

Chengdu BOAN was incorporated as a limited liability company on April 27, 2010 under PRC law. It is currently 100% owned by Perfect Support. Due to certain restrictions and qualification requirements under PRC laws that apply to foreign investment in Chinese medicine industry, our cosmetology is currently conducted through contractual arrangements among us, our subsidiary and our consolidated affiliated entities in China, principally SHESAYS. SHESAYS holds the requisite licenses to provide cosmetology services in China. These contractual arrangements enable us to:

  exercise effective control over SHESAYS and its future subsidiaries;

  receive a substantial portion of the economic benefits from SHESAYS and its future subsidiaries; and

  have an exclusive option to purchase all or part of the equity interests in SHESAYS and all or part of the equity interests in SHESAYS’ future subsidiaries that are owned by SHESAYS or its nominee holders, as well as all or part of the assets of SHESAYS, in each case, when and to the extent permitted by PRC law.

Sichuan SHESAYS Cosmetology Hospital Co., Ltd

Sichuan SHESAYS Cosmetology Hospital Co., Ltd was established in May 2005 with the registered capital of approximately US $1 million. Over the past five years, SHESAYS has become one of the fastest growing cosmetology hospitals in China and one of the well-known cosmetology hospital chains in Sichuan province, P.R. China. SHESAYS now ranks top five in the medical- cosmetology industry in China. Currently, the headquarters of SHESAYS has 188 employees, occupying the business area of approximately 43,056 ft2 and receiving more than 20000 patients each year.

SHESAYS is under the direct control of Health Department of Sichuan Province, P.R. China, and is a specialized cosmetology hospital integrating medical treatment and teaching center, which is jointly founded by prestigious Chinese plastic surgery experts, cosmetic dermatologist, cosmetic dental specialists and beauty experts in Chinese medicine under the support of Medical Aesthetics and Cosmetology Society of Chinese Medical Association, Society of Aesthetic and Plastic Surgeons of Chinese Medical Doctor Association, Medical Cosmetology Commission of Chinese Association of the Integration of Traditional and Western Medicine, as well as Chinese Medical Association, Sichuan Branch. At present, SHESAYS has core clinical departments and rooms such as cosmetic surgery, cosmetic dermatology, cosmetic dentistry, cosmetic Traditional Chinese Medicine, etc. Services include cosmetic plastic surgery, skin care, oral beauty and cosmetic TCM.

Based in Chengdu, SHESAYS aims to expand its business nationwide. SHESAYS founded three new outpatient department branches in Yibin City, Leshan City and Zigong City, Sichuan province, P.R. China, respectively, and is planning to set up in Chengdu a second flagship store, a comprehensive cosmetology hospital.

Name of Branches	Business Area	Business Status	Address
Headquarters Flagship Shop	Approximately 43,056 square feet	In operation	Chengdu City, Sichuan Province, P.R. China
New Flagship Shop	Approximately 204,514 square feet	In decoration	Chengdu, Sichuan Province, P.R. China
Yibin SHESAYS Junge Outpatient Department	Approximately 7,825 square feet	In decoration	Hangtian Road, Yibin City, Sichuan, Province, P.R. China
Leshan SHESAYS Junge Outpatient Department	Approximately 9,268 square feet	In decoration	Leshan City, Sichuan, Province, P.R. China
Zigong SHESAYS Junge Outpatient Department	13,713 square feet	In decoration	Zigong City, Sichuan, Province, P.R. China

Our Industry

The medical cosmetology market in China is one of the largest and fastest growing markets in the world. China’s GDP per capita has been over U.S. $3000, which marks a new starting point in terms of consumption. With economic growth in the country with 1.3 billion people, China’s consumption has upgraded many traditional consumption industries and accelerated the development of certain new industries, such as medical cosmetic industry.

Presently, China has about over 1.8 million cosmetic institutions, with about 12 million cosmetic workers. China invests about 3 billion U.S. Dollars in cosmetic industry. In recent two years, cosmetic consumers have reached over 300 million people. In 2009, the cosmetic industry witnessed a turnover of over approximately 7.3 billion U.S. Dollars. The national medical cosmetic market reached approximately 439.4 million U.S. Dollars last year but compared with 60 billion U.S. Dollars in the United States, there is still a huge gap. It grows at a rate of 15% per year. The growth speed of cosmetic service is far beyond the general economic growth speed.

Our Strategies, Risks and Uncertainties

In order to enhance our position as one of the top five cosmetic surgery hospitals and to develop into the biggest chain-store cosmetology hospital company in China, we intend to promote our brand name and expand our scale in SHESAYS mode in Sichuan province and in other provinces. We plan to have 4 comprehensive cosmetic surgery hospitals in operation and 21 medical cosmetic clinics before 2012. Our ability to realize our business objectives and execute our strategies is subject to risk and uncertainties, including, but not limited to, the following:

  our limited operating history for our current operations and the short history of medical cosmetology sector that make it difficult for you to evaluate the viability and prospects of our business;

  competition from present and future competitors in China’s cosmetology market; and

  the possibility that the PRC government could determine that the agreements that establish our operating structure do not comply with PRC government restrictions on foreign investment in the cosmetology industry, which could potentially subject us to severe penalties.

These risks and uncertainties, along with others, are also described in the Risk Factors section of this Current Report on Form 8-K.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this document. The following discussion contains forward-looking statements. China SHESAYS Medical Cosmetology Inc. is referred to herein as “we”, “us”, “our”, or the “Company.” The words or phrases “would be,” “will allow,” “expect to”, “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” or similar expressions are intended to identify forward-looking statements. Such statements include, among others, those statements concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including, among others: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether we are able to manage our planned growth efficiently and operate profitable operations, including whether our management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations; and (d) whether we are able to successfully fulfill our primary requirements for cash which are explained below under “Liquidity and Capital Resources”. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or any other circumstances after the date of such statement unless required by law. For additional information regarding these risks and uncertainties, see “Risk Factors”. Our consolidated financial statements have been prepared in accordance with U.S. GAAP. In addition, our consolidated financial statements and the financial data included in this document reflect the Merger and have been prepared as if our current corporate structure had been in place throughout the relevant periods.

OVERVIEW

Sichuan SHESAYS Cosmetology Hospital Co., Ltd. (“SHESAYS”) was established in May 2005 with the registered capital of approximately US $1.4 million. Over the past five years, we have become one of the fastest growing cosmetology hospitals in China and one of the most well-known cosmetology hospital chains in Sichuan province. We now rank top five in the medical cosmetology industry in China. Currently, the headquarters of SHESAYS has 188 employees, occupying the business area of approximately 43.056 square feet and receiving more than 20000 patients each year.

Under the direct regulation of Health Department of Sichuan Province, SHESAYS is a specialized cosmetology hospital integrating medical treatment and teaching, which is jointly founded by prestigious Chinese plastic surgery experts, cosmetic dermatologist, cosmetic dental specialists and beauty experts in Chinese medicine under the support of Medical Aesthetics and Cosmetology Society of Chinese Medical Association, Society of Aesthetic and Plastic Surgeons of Chinese Medical Doctor Association, Medical Cosmetology Commission of Chinese Association of the Integration of Traditional and Western Medicine, as well as Chinese Medical Association, Sichuan Branch. At present, we have core clinical departments and rooms such as cosmetic surgery, cosmetic dermatology, cosmetic dentistry, cosmetic Traditional Chinese Medicine, etc. Services include cosmetic plastic surgery, skin care, oral beauty and cosmetic TCM.

Headquartered in Chengdu, Sichuan province, P.R. China, SHESAYS aims to expand its business outside of Sichuan province. SHESAYS founded three new outpatient department branches in Yibin Leshan and Ziqang City, Sichuan province respectively, and is planning to set up in Chengdu the second flagship store, a comprehensive cosmetology  hospital.

During the fiscal year ended December 31, 2009, we generated revenues of $8,834,673 and achieved a net income attributable to SHESAYS of US $1,766,442, which represents a growth of 98% and 27,517% compared to the previous fiscal year, respectively. This increase is attributed to our increased and expanded sale to the existing and new customers in 2009. Our sales network has been expanded quickly and our client base has been enlarged tremendously. During the three months ended March 31, 2010 we had revenues of $3,247,925 as compared to revenues of $2,162,768 during the three months ended March 31, 2009, an increase of $1,085,157, or 50%, and we had net income attributable to SHESAYS in the amount of $1,133,664 for the three months ended March 31, 2010, as compared with $925,865during the three months ended March 31, 2009. The increase in net income was mainly attributed to our increase in revenue and higher profit margin.

FACTORS AFFECTING OUR RESULTS OF OPERATIONS

The increase in our operating results in the last two years is attributable to a number of factors, including the substantial increase of domestic cosmetology demand, successful brand promotion strategy, promotion of our brand name to attract a wider client base. We expect our business to continue to be driven by the following factors:

Increasing domestic spending in Cosmetology

The demand for our cosmetology service is directly related to consumer’s cosmetology spending, which is largely determined by the economic conditions and disposable income of consumers. According to the statistics released by National Bureau of Statistics of China, China’s economy has experienced a rapid growth in the last thirty years. The annual growth rate has been in the range of 9% to 13% in the last five years. China’s GDP per capita has been over 3000 dollars since 2007, which marks a new starting point in terms of consumption. With economic growth of a country with 1.3 billion people, China’s consumption upgrading has upgraded many traditional consumption industries and accelerated development of many new industries, such as medical cosmetic industry. The national medical cosmetic market reached approximately 439 million US Dollars last year but compared with 60 Billion Dollars of America, there is still a huge gap. We believe that the domestic spending in cosmetology will continue to increase in a fast speed within next five year with the increasingly growth of consumer’s disposable income.

Promotion of Our Brand Name to Attract a Wider Client Base and Increase Revenues

We registered two trademarks at the State Administration for Industry and Commerce, namely, “SHESAYS” (西婵) and "Junge" (钧阁). "SHESAYS" will appear as the core brand, while Junge will appear in the level-II cosmetic medical outpatient departments or clinics in the third-level service model of SHESAYS. The two brands complement each other, which not only raise the level of the brands, but can also effectively promote the three-level model of the beauty services.

The logo “SHESAYS ”(Xi Chan in Chinese language), combined the names of two of the four beauties in ancient China, Xi Shi and Diao Chan, and embodies grace and joy, stimulating the people to pursue beauty. The logo conceives rich visual shock and imagination, which contains profound cultural connotations and easy for promotion.

We create our brand, as a professional medical cosmetic institution of good sense of social liability, by more all-round service management, professional medical management and bearing the social liability actively (including charity, commonweal, tax payment and employee benefits). SHESAYS brand is also shown in profession, personality, vitality and popularity.

CORPORATE STRUCTURE AND CONTRACTUAL ARRANGEMENTS

Substantially all of our operations are conducted in China through Chengdu BOAN, our wholly-owned subsidiary in China, and through our contractual arrangements with several of our consolidated affiliated entities in China, including SHESAYS and its branches.

PRC regulations require any foreign entities that invest directly in the medical services industry to have direct operations in the medical industry outside of China. No foreign entity is allowed in China to set up a wholly-owned medical institute, however a foreign entity is permitted to set up a joint venture medical institute with Chinese entities. Foreign investors are permitted to hold shares of the joint venture medical institute at maximum of 70%.

We do not currently directly operate medical services outside of China and cannot qualify under PRC regulations. Since we have not been involved in the direct operation of medical services business outside of China, our domestic PRC subsidiary, BOAN, which is considered foreign-invested, is currently ineligible to apply for the required medical services licenses in China. Our medical services business is currently provided through contractual arrangements with our consolidated affiliated entities in China, including SHESAYS and its branches. SHESAYS is owned by 5 PRC citizens. SHESAYS and several of its branches hold the requisite licenses to provide medical services in China.

SHESAYS and its branches directly operate our cosmetology hospitals. We expect to continue to depend on SHESAYS and its branches to operate our medical services until we qualify for direct ownership of a medical business in China under PRC laws and regulations and acquire SHESAYS and its branches as our direct, wholly-owned subsidiaries, as described below. BOAN has entered into contractual arrangements with SHESAYS and shareholders, pursuant to which, we are able to exert effective control over SHESAYS and its subsidiaries; a substantial portion of the economic benefits of SHESAYS and its subsidiaries will be transferred to us; and BOAN or its designee has an exclusive option to purchase all or part of the equity interests in SHESAYS, all or part of the equity interests in SHESAYS’s subsidiaries that are owned by SHESAYS or its nominee holders, or all or part of the assets of SHESAYS, in each case when and to the extent permitted by PRC law.

In connection with its entry into the World Trade Organization, China is required to relax restrictions on foreign investment in the medical industry in China. We do not currently know how or when we will be able to qualify under these regulations. Even if we do qualify in the future, it may be burdensome or not cost effective for us to meet the required criteria for direct ownership. If and when we qualify for direct ownership, we intend to explore the commercial feasibility of changing our current structure, including possibly direct ownership of SHESAYS and its subsidiaries, taking into consideration of relevant cost, market, competitive and other factors. In the event we take such steps, we cannot assure you that we will be able to identify or acquire a qualified foreign company for a possible future restructuring or any restructuring we may undertake to facilitate direct ownership will be successful.

Agreements that Transfer Economic Benefits to Us

Pursuant to our contractual arrangements with SHESAYS and its subsidiaries, BOAN provides management and consulting services to SHESAYS and its subsidiaries in exchange for service fees. The service fees shall equal to 100% of the residual return of SHESAYS and its subsidiaries which can be waived by BOAN from time to time in its sole discretion.

Agreements that Provide Effective Control over Sichuan SHESAYS and its future Subsidiaries

We have entered into the following agreements with SHESAYS and its subsidiaries that provide us with effective control over SHESAYS and its subsidiaries:

(i)     an exclusive service agreement, pursuant to which SHESAYS and its subsidiaries irrevocably entrust to BOAN the right of management and operation of SHESAYS and its subsidiaries and the responsibilities and authorities of their shareholders and directors of SHESAYS and its subsidiaries;

(ii)     a voting rights proxy agreement, pursuant to which the shareholder of SHESAYS and its subsidiaries have granted the personnel designated by BOAN the right to appoint directors and senior management of SHESAYS and its subsidiaries and to exercise all of their other voting rights as shareholders of SHESAYS and its subsidiaries, as the case may be, as provided under the articles of association of each such entity;

(iii)     a call option agreement, pursuant to which:

(a)     neither SHESAYS nor any of its subsidiaries may enter into any transaction that could materially affect its assets, liabilities, equity or operations without the prior written consent of BOAN;

(b)     neither SHESAYS nor any of its subsidiaries will distribute any dividends without the prior written consent of BOAN and

(c)     BOAN or its designee has an exclusive option to purchase all or part of the equity interests in SHESAYS, all or part of the equity interests in SHESAYS subsidiaries owned by SHESAYS or its nominee holders, or all or part of the assets of SHESAYS, in each case when and to the extent permitted by PRC law. In case of BOAN exercising the call option in its sole discretion upon the occurrence of the situation in which such call option exercise become feasible under the relevant laws in PRC, any additional consideration paid other than the $1.00 which may be required under the laws of China to effect such purchase to comply with such legal formalities shall be either cancelled or returned to SHESAYS immediately with no additional compensation to the owners; and

(d)     an equity pledge agreement pursuant to which each of shareholders of SHESAYS has pledged his or her equity interest in SHESAYS and its subsidiaries, as the case may be, to BOAN to secure their obligations under the relevant contractual control agreements, including but not limited to, the obligations of SHESAYS and its subsidiaries under the exclusive services agreement, the call option agreement, the voting rights proxy agreement described above, and each of them has agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their equity interest in SHESAYS or its subsidiaries without the prior written consent of BOAN.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

In the opinion of our PRC legal counsel:

the ownership structures of BOAN, SHESAYS and its subsidiaries, both currently and after giving effect to this merger, are in compliance with existing PRC laws and regulations;

the contractual arrangements among BOAN, SHESAYS and its subsidiaries governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect; and

the business operations of BOAN and SHESAYS and their respective subsidiaries, as described in this Form 8-K, are in compliance with existing PRC laws and regulations in all material respects.

However, in spite of the above, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, there can be no assurance that the PRC regulatory authorities, in particular the SAIC which regulates medical institutes, will not in the future take a view that is contrary to the above opinion of our PRC legal counsel. If the PRC government finds that the agreements that establish the structure for operating our PRC medical business do not comply with PRC government restrictions on foreign investment in medical businesses, we could be subject to severe penalties. See “Risk Factors — If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment in the medical industry, we could be subject to severe penalties”, “— Our business operations may be affected by legislative or regulatory changes” and “— The PRC legal system embodies uncertainties which could limit the legal protections available to you and us”.

Intellectual Property

We registered two trademarks at the State Administration for Industry and Commerce of China, namely, “SHESAYS” (西婵) and "Junge" (钧阁). "SHESAYS" will appear as the core brand, while the SHESAYS Junge will appear in the level-I cosmetic medical outpatient departments or clinics in the third-level service model of SHESAYS.

The domain name of our official website, xichan.cn, is authorized by China Internet Network Information Center (CNNIC).

Marketing

We market our cosmetology services directly to the customers. Our marketing strategy consists of the following five sub-strategies: promotion system, advertisement, network marketing, three-level cosmetic service model and member management system.

Promotion System

We have been always seeking for complete promotion system and continuous promotion innovation, mainly including:

  Rich promotion: team procurement, order, discount and coupons;

  Topic promotion: team procurement of depilation, spot-removing and teeth-whitening products which lead to new direction of the cosmetic hospitals;

  Diverse promotion time on special days and for special groups:

A. Large-scale promotion on festivals: on New Year’s Day, Labor’s Day, National Day and winter and summer holidays.

B.  Large-scale marketing activities for promotion.

Advertisement

According to analysis, we find out the life track and habit of the females from 20 to 35 years old with the media so as to provide accurate service for the above mentioned female customers. We publish advertisements on different media to witness the effect. In terms of advertisements, we follow the following principles:

  Combination of traditional media and interaction media;

  Establishing brand image by integrating main media, spreads brand connotation by soft information and imbedded advertisements, and realizing accurate contact by media.

  Increasing input in high-end media to obtain new customers from advanced segment markets.

Network Marketing

Our network marketing is also one of the important components in terms of our brand strategy and plays a vital role in our brand construction. With our official network (www.xichan.cn) as the carrier, we realize internet experience marketing and consultation marketing.

  Internet experience marketing: It mainly promotes its characteristic projects, experts, special equipment and hospital information by words, figures, media, service show, brand construction and space etc so that the mass network friends can know of the departments and projects of the hospital. In addition, we enable the net friends to experience marketing process through sense-feeling-action-thought-connection.

  Network interaction marketing: we apply advanced network marketing strategy and professional network marketing technology. The network friends and consultants can communicate with each other through multiple real-time communication tools. On each page, you may see the friendly hint from the consultants. They can communicate through words, video and audio and all doubts will be given a satisfactory reply. Timely communication establishes a good brand for the hospital.

Three-level Cosmetic Service Model of SHESAYS

Three-level service model is a component of our marketing strategy. Through this model, we provide advanced medical cosmetic service by our flagship shops and chain shops. The flagship shops provide comprehensive plastic surgery service, especially large operation projects, while the chain shops, in the forms of secondary clinics and tertiary skin care center, focus on simple cosmetic operations, laser skin beauty projects, and large plastic surgery related consultation, as well as post-service centers.

Such a chain model results in more sales centers and supports more sales networks by multiple channels to establish and improve marketing network in secondary market.

Member Management System

According to the three-level cosmetic service model, we establish cosmetic clinics and skin care centers in cities of all levels. The skincare centers will witness effect of kinds of brand promotion activities of SHESAYS to provide member database for primary comprehensive cosmetic hospitals and secondary cosmetic clinics as well as function as database maintenance and customer service.

Competition

We compete with some of the largest cosmetology hospitals such as Huamei Zixin Medical Cosmetology Hospital, Chengdu Dahua Medical Plastic Hospital in southwest China. We compete for plastic surgery clients primarily on the basis of network size and coverage, location, price, technique level, the range and the quality of services that we offer and our brand name.

We also compete for such business as esthetic dentistry, gynecology/male plastic surgery with private dental clinics and cosmetology departments in regular public hospitals.

Employees

We have 188 full-time employees as of March 30, 2010, including 76 in administration, finance and other supporting departments, and 112 in medical service business departments.

Types of	Junior college or		Junior college		Regular college
employees	lower education		education		education		Master		Doctor		Total
	received

	Number		Number		Number		Number		Number
	of		of		of		of		of
	persons	Proportion	persons	Proportion	persons	Proportion	persons	Proportion	persons	Proportion

Administration and back office personnel	23	30%	30	39%	20	26%	1	1%	2	3%	76

Medical services	29	26%	31	28%	32	29%	11	10%	9	8%	112

Total	52	28%	61	32%	52	28%	12	6%	11	6%	188

Properties

Properties in the headquarter

Our headquarter hospital and principal executive offices are located at No. 83 (new), Xinnan Road, Wuhou District, Chengdu City, Sichuan Province, P.R. China, 610041.The first and second floor of this building consist of approximately 1,024.21 sq. meters which we leased from Sichuan Yanhua-Zhixin Industrial Group Co. ltd., for approximately US $139,524 a year on average. The lease term will end in year 2018. The rest floors of the building consist of approximately 2,290 sq. meters which we leased from 30 home owners and 60.43 sq. meters self owned property.

Properties in new flagship shop

Our new flagship shop (hospital) is located at No. 28, Chuangye Road, Hi-tech Zone, Chengdu City, Sichuan Province, P.R. China. The building consists of approximately 18,141 sq. meters which we leased from Sichuan Enwei Investment Group Co. ltd., for approximately US $1,301,494 per year. The lease term will end in year 2016.

Properties in other cities

Address	Area	Lease Term
	sq. meter
Leshan City	860.60	March 2010—February 2015
Zigong City	1292.41	April 2010—March 2015
Cuiping District, Yibin City	60.21	March 2010—February 2015
Cuiping District, Yibin City	36.49	March 2010—February 2015
Cuiping District, Yibin City	48.65	March 2010—February 2015
Cuiping District, Yibin City	292.54	March 2010—February 2015
Cuiping District, Yibin City	332.60	March 2010—February 2015

Results of Operations

Operation Results for the Three Months Ended March 31, 2010 and 2009

Revenues

The following table sets forth information from our statements of operations for the three months ended March 31, 2010 and 2009, in dollars and as a percentage of revenues:

REVENUES		Three months ended March 31,
	2010	2009	Difference	% Change
cosmetic surgery	1,653,864	1,162,452	491,412	42%
cosmetic dermatology	1,451,977	865,772	586,204	68%
cosmetic dentistry	142,085	134,544	7,541	6%
smile angle foundation
Total Revenues	$3,247,925	$2,162,768	1,085,157	50%

During the three months ended March 31, 2010 we had revenues of $3,247,925 as compared to revenues of $2,162,768 during the three months ended March 31, 2009, an increase of $1,085,157, or 50%. The increase was a result of our increased and expanded sale to the existing and new customers in 2009.

Cost of Revenue

COST OF REVENUE		Three months ended March 31,
	2010	2009	Difference	% Change
Cost of revenue
cosmetic surgery	440,511	303,289	137,221	45%
cosmetic dermatology	175,040	139,246	35,794	26%
cosmetic dentistry	44,682	40,981	3,701	9%
smile angle foundation	777	36	742	2081%
	$661,011	$483,552	177,459	37%
Depreciation	$71,447	$46,151	25,296	55%
Total cost of revenue	$732,458	$529,703	202,755	38%

During the 3 months ended March 31, 2010, our cost of revenue was $732,458, as compared to cost of revenue of $529,703 during the 3 months ended March 31, 2009, an increase of $202,755, or 38%. The percentage of our increase in cost of revenue was less than that of the increase in revenue. As the capacity of our headquarter hospital has been taken into use more efficiently, we have been able to generate higher profit margin. In addition, since we become more experienced in our operation, we are able to cut more costs and remain competitive.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, totaled $882,016 during the three months ended March 31, 2010 as compared to $618,752 for the three months ended March 31, 2009. The increase in selling, general and administrative expense was mainly attributed to increase in our payroll, depreciation expenses, administrative costs and various fees associated with our efforts to go public in the U.S. capital market

Interest expense

Interest expense increased from $50 during the three months ended March 31, 2009 to $6,564 for the three month ended March 31, 2010. The increased interest expense resulted from the sizable increase in our loans during the first quarter 2010.

Net Income attributable to the Company

As a result of the factors described above, we had net income attributable to the Company in the amount of $1,142,715 for the three months ended March 31, 2010, as compared with $925,865during the three months ended March 31, 2009. The increase in net income was mainly attributed to our increase in revenue and higher profit margin.

Comprehensive Income

Our business operates primarily in Chinese Renminbi (“RMB”), but we report our results in U.S. Dollars. The conversion of our accounts from RMB to U.S. Dollars results in translation adjustments. As a result of a currency translation adjustment gain, our comprehensive income was $1,143,114 during the three months ended March 31, 2010, as compared with $926,064 during the three months ended March 31, 2009.

Liquidity and Capital Resources

Presently, our principal sources of liquidity were generated from our operations and through bank loans. As of March 31, 2010, we had a working capital of $1,124,399, as compared to a working capital of $920,459 as of December 31, 2009. We generated $1,142,715 of net income and our operating has produced a positive cash flow of $1,308,488 for the three months ended March 31, 2010. Based on our current operating plan, we believe that our existing resources, including cash generated from operations as well as the bank loans, will be sufficient to meet our working capital requirement for our current operations. In order to fully implement our business plan and continue our growth, however, we will require additional capital either from our shareholders or from outside sources.

Operating Activities

Cash provided by operating activities totaled $1,308,488 for the three months ended March 31, 2010 as compared with $1,023,885 provided by operating activities for the three months ended March 31, 2009. Increase in our cash provided by operations is due to increase of net income for the three months ended March 31, 2010.

Investing Activities

Cash used in investing activities was $1,216,492 for the three months ended March 31, 2010 as compared to $114,316 used for the three months ended March 31, 2009. Increase of cash used in investing activities is mainly because we have invested heavily in purchasing properties and equipment related to our newly established chain stores in Chengdu, Leshan, Yibin and Zigong city.

Financing Activities

Cash provided by financing activities totaled $858,649 for the three months ended March 31, 2010 as compared to $40,714 used for the three months ended March 31, 2009. Increase in cash provided by financing activities is because of newly increased bank loans.

Operation Results of the Fiscal Year Ended December 31, 2009 and 2008

Revenues

We generate revenues from the sale of cosmetology service. The following table sets the revenues generated from each of our cosmetology categories for the periods indicated.

REVENUES		For the year ended December 31,
	2009	2008	Difference	% Change
cosmetic surgery	4,860,432	2,664,265	2,196,167	82%
cosmetic dermatology	3,334,167	1,548,028	1,786,139	115%
cosmetic dentistry	589,025	249,609	339,416	136%
smile angle foundation	51,049		51,049
Total Revenues	$8,834,673	$4,461,901	4,372,772	98%

During the year ended December 31, 2009, we had revenues of $8,834,673, as compared with $4,461,901 during the year ended December 31, 2008, an increase of approximately $4,372,772, or 98% due to our increased and expanded sale to the existing and new customers in 2009. Our sales network has been expanded and our client base has been enlarged.

Cost of Revenue

COST OF REVENUE		For the year ended December 31,
	2009	2008	Difference	% Change
cosmetic surgery	1,580,657	1,052,996	527,662	50%
cosmetic dermatology	632,047	432,402	199,645	46%
cosmetic dentistry	171,453	112,493	58,960	52%
smile angle foundation	1,301		1,301
	$2,385,459	$1,597,891	787,568	49%
Depreciation	$206,831	$123,645	83,185	67%
Total cost of revenue	$2,592,290	$1,721,537	870,753	51%

During the year ended December 31, 2009, we had cost of revenue of $2,592,290, as compared with cost of revenue of $1,721,537, an increase of approximately $870,753, or 51%, reflecting the increase in revenues. The gross profit rose to $6,242,383, or a 127.79% increase during the year ended December 31, 2009 compared with the year ended December 31, 2008. The main reason for the increase of gross profit from 2008 to 2009 is due to the increased delivery of image advertisement and increased profit margin.

Selling, General and Administrative Expenses

Our operating expenses were $4,235,182 during the year ended December 31, 2009, compared with $2,499,983 during the year ended December 31, 2008, an increase of $1,735,199, or approximately 69%, reflecting the increased salary expense, depreciation expense and other administrative expense.

Interest Expense

Interest expense increased from null during the year ended December 31, 2008 to $3224 for the year ended December 31, 2009, and the net interest income decreased from $565 during the year ended December 31, 2008 to $159 for the year ended December 31, 2009.

Net Income attributable to the Company

As a result of the factors described above, we had net income attributable to the Company in the amount of $1,766,442 during the year ended December 31, 2009, compared with $6,396 during the year ended December 31, 2008. The increase in net income was mainly attributed to our increase in revenue.

Also, as a result of a currency translation adjustment gain, our comprehensive income was $1,767,517 during the year ended December 31, 2009, compared with $9,000 during the year ended December 31, 2008. The change is due to the currency exchange fluctuation.

Liquidity and Capital Resources

Presently, our principal sources of liquidity were contributed by stockholders, generated from our operations and through bank loans. In October 2009, all shareholders increased their investments in pro rata to increase the registered capital by $731,294. As of December 31, 2009, we had a positive working capital of $920,459, as compared to a negative working capital of $1,155,419 as of December 31, 2008, and generated $1,766,442 of net income attributable to the Company and our operating have produced a positive cash flow of $2,122,343 for the year ended December 31, 2009, as compared to $377,341 cash generated for the year ended December 31, 2008. Based on our current operating plan, we believe that our existing resources, including cash generated from operations as well as the bank loans, will be sufficient to meet our working capital requirement for our current operations. In order to fully implement our business plan and continue our growth, however, we will require additional capital either from our shareholders or from outside sources.

Operating Activities

For the year ended December 31, 2009, our operations generated cash in the total amount of $2,122,343, as compared with $337,341 cash generated in operating activities for the year ended December 31, 2008. This increase was mainly due to an increase in our net income.

Investing Activities

Cash used in investing activities was $753,334 for the year ended December 31, 2009 as compared with $552,686 for the year ended December 31, 2008. We have invested in building our infrastructures, including spending on purchase of property and equipment. .

Financing Activities

For the year ended December 31, 2009, we have used a total amount of $38,107 as compared to $214,218 provided by financing activities for the year ended December 31, 2008. Decrease in cash provided by financing activities is due to repaying a debt of $726,434 to the shareholders though all shareholders increased their investments in pro rata to increase the registered capital by $731,294, and the increased short term loans.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

OUR INDUSTRY

China’s Cosmetic Market

Market size and Structure

The medical cosmetology market in China is one of the largest and fastest growing market in the world. China’s GDP per capita has been over 3000 dollars, which marks a new starting point in terms of consumption. With economic growth of the country with 1.3 billion people, China’s consumption upgrading has upgraded many traditional consumption industries and accelerated development of many new industries, such as medical cosmetic industry.

Through over 20 years of development, China’s plastic surgery industry has formed a comprehensive industry which mainly focuses on hairdressing, medical cosmetic, healthy cosmetic, posture design, cosmetic education as well as research and development, production and sale of cosmetic products. The industry becomes more popular in the market. Presently, China has about over 1.8 million cosmetic institutions, with about 12 million cosmetic workers. The country invests about approximately 3 billion US Dollars in cosmetic industry. In recent two years, cosmetic consumers have reached over 300 million persons. In 2009, the cosmetic industry witnessed a turnover of over approximately 7.2 billion US Dollars. It grows as the rate of 15% per year. The growth speed of cosmetic service is far beyond the general economic growth speed.

Medical cosmetic institutions do not have a long history in China but are developing at a fast speed. Especially in 2009 after financial crisis, cosmetic surgery industry expanded greatly and attracted more and more workers. Chinese Medical Doctor Association records about 1800 qualified cosmetic surgery doctors. Meanwhile, private capital proportion is increased in this industry. So far, China’s medical cosmetic surgery market has witnessed an annual consumption amount of approximately 439.4 million US Dollars.

According to the structure and compared with the public hospitals, the private hospitals and clinics account for most market shares. Among them, the small clinics account for most market shares.

Great Growth Potential

China’s GDP per capita has been over 3000 dollars, which marks a new start point in terms of consumption. With economic growth of the country with 1.3 billion people, China’s consumption upgrading has upgraded many traditional consumption industries and accelerated development of many new industries, such as medical cosmetic industry. The national medical cosmetic market reached approximately 439.4 million US Dollars last year but compared with 60 billion dollars of America, there is still a huge gap.

Comparison Table of China’s and America’s Medical Cosmetic Consumption Proportion

2009	Population (100 million)	GDP Per Capita (dollar)	Per Capita Medical Cosmetic Consumption (Dollar)	Per Capita Medical Cosmetic Consumption/GDP Per Capita
US	3.07	48208	195	0.41%
China	13.2	3939	3	0.09%

Source: It is calculated according to data from Medical Insight, National Statistics Bureau of America and National Statistics Bureau of China.

GDP per capita of America was 11 times more than that of China in 2009 while its per capita medical cosmetic consumption was 56 times more than that of China. America’s per capita medical cosmetic consumption accounted for 0.41% of its GDP per capita while as for China, it was only 0.09% . According to data from National Statistics Bureau of China, China had a population of 1,328,020,000 at the end of 2008, including 606,670,000 urban people, 644,450,000 females and 916,470,000 population between 15 and 59 years old. Presently, the females between 20 and 45 years old account for 80% of the cosmetic surgery consumption and urban consumption accounts for 80% of the total. Thus, the target is estimated to be 141,780,000 persons, accounting for 22% of the females all over the country. China’s medical cosmetic industry has a large market space and great development potential. According to some institutions in Hong Kong, China’s medical cosmetic consumption will reach 400 billion within 5 years, namely 13 times more than that of now.

Medical Cosmetic Market in Sichuan Province

Sichuan plays an important part in China’s medical cosmetic market. According to relevant data, the medical cosmetic projects in Sichuan witnesses at least approximately 117 million US Dollars in 2009. The first group enterprise in Sichuan, namely Huamei Zixin, SHESAYS and Dahua (including Zhonghuayuan) respectively accounts for 10% market shares. In 2009, SHESAYS accounted for 25% market shares in Chengdu city, capital of Sichuan province.

Risk Factors

An investment in our common stock or other securities involves a number of risks. You should carefully consider each of the risks described below before deciding to invest in our common stock. If any of the following risks develops into actual events, our business, financial condition or results of operations could be negatively affected, the market price of our common stock or other securities could decline and you may lose all or part of your investment.

The risk factors presented below are all of the ones that we currently consider material. However, they are not the only ones facing our Company. Additional risks not presently known to us, or which we currently consider immaterial, may also adversely affect us. There may be risks that a particular investor views differently from us, and our analysis might be wrong. If any of the risks that we face actually occur, our business, financial condition and operating results could be materially adversely affected and could differ materially from any possible results suggested by any forward-looking statements that we have made or might make. In such case, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to Our Business and Industry

Product liability claims or treatment procedure malpractice claims could harm our business, financial condition and results of operations.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse effects or our treatments or procedures are claimed to be malpractice. While we take what we believe are appropriate precautions, we may not be able to avoid significant product liability exposure. We currently do not have product liability insurance or malpractice insurance. Although we have yet to face a product liability claim or a treatment malpractice claim, the assertion of this type of claim could have a material adverse affect on our business, financial condition and results of operations.

We have a limited operating history, which may make it difficult for you to evaluate our business and prospects.

We began our current business operations in May 2005. Accordingly, we have a limited operating history for our current operations upon which you can evaluate the viability and sustainability of our business and its acceptance by consumers. It is also difficult to evaluate the viability of our business model because we do not have sufficient experience to address the risks frequently encountered by every level of braches new established and entering new regional markets. These circumstances may make it difficult for you to evaluate our business and prospects.

Our senior management and employees have worked together for a short period of time, which may make it difficult for you to evaluate their effectiveness and ability to address challenges.

Due to our limited operating history and recent additions to our management team, certain of our senior management and employees have worked together at our company for only a relatively short period of time. As a result, it may be difficult for you to evaluate the effectiveness of our senior management and other key employees and their ability to address future challenges to our business.

Our medical care personnel may have errors in plastic surgery operation, which would cause clinic incidents and adversely affect our ability to generate revenue from our cosmetology services, and our financial condition and results of operations.

Medical care personnel may have errors in plastic surgery operation, and clinical test products may be risky. If a serious medical negligence happened, our brand image would be severely impaired, which would affect our ability to generate revenue from our cosmetology services, and our financial condition and results of operations.

There may be more advanced appliances and equipment or diagnosis and treat methods which may constitute challenge against SHESAYS.

We need to upgrade our techniques and equipment continuously to keep our technique advantage. In respect of external environment, there may be more advanced appliances and equipment or diagnosis and treatment methods which may constitute challenge against SHESAYS. In response to technical risk, we will on one side enhance employee training to uplift professional ability and on the other hand continue to raise scholarship level, operative skills and update of hardware to maintain our leading status in cosmetology techniques.

Our revenue is particularly sensitive to changes in economic conditions and cosmetology trends.

Demand for our cosmetology services, and the resulting cosmetology spending by our clients, is particularly sensitive to changes in general economic conditions and their disposable income. During periods of economic downturn, people may reduce the money they spend on cosmetology, which would materially and adversely affect our ability to generate revenue from our cosmetology services, and our financial condition and results of operations.

A substantial majority of our revenues are currently concentrated in Chengdu. If the city experiences an event negatively affecting its cosmetology industry, our ability to generate adequate cash flow would be materially and adversely affected.

Though we will expand our business across Sichuan Province, substantial majority of our revenues are currently concentrated in Chengdu. We expect Chengdu to continue to be the important sources of our revenues. If the city experiences an event negatively affecting its cosmetology industry, such as a serious clinical incident, negative changes in government policy, a natural disaster and so on, our ability to generate adequate cash flow would be materially and adversely affected.

We may not be able to successfully expand our business network into new regions which could harm or reverse our growth potential and our ability to increase our revenues, or even result in a decrease in revenues.

We are pursuing a strategy to expand our service network into new regions. Based on the Chengdu headquarters (Xinnan Rd), we aim to expand our business into other cities of Sichuan province and national wide. As of date, we have set up another flagship store in Chengdu, a comprehensive cosmetology hospital, and founded three new outpatient departments in Yibin city, Leshan city and Zigong city, respectively.

In the new cities, we will encounter new difficulties, and compete with local competitors, which could harm or reverse our growth potential and our ability to increase our revenues, or even result in a decrease in revenues.

We face intensive competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

We compete with some of the largest cosmetology hospitals such as Huamei Zixin Medical Cosmetology Hospital, Chengdu Dahua Medical Plastic Hospital in southwest China. We compete for plastic surgery clients primarily on the basis of network size and coverage, location, price, technique level, the range and the quality of services that we offer and our brand name. We also compete for such business as esthetic dentistry, gynecology / male plastic surgery with private dental clinics and cosmetology departments in regular public hospitals. Increased competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources and may be able to mimic and adopt our business model. We cannot assure you that we will be able to successfully compete against new or existing competitors.

We depend on the leadership and services of Mr. Yixiang Zhang, who is our founder, chairman, and our largest shareholder, and our business and growth prospects may be severely disrupted if we lose his services.

Our future success is dependent upon the continued service of Mr. Yixiang Zhang, our founder and chairman and a major shareholder. We rely on his industry expertise and experience in our business operations, and in particular, his business vision, management skills, and working relationships with our employees, our other major shareholders and many of our clients. If he was unable or unwilling to continue in his present position, or if he joins a competitor or forms a competing company in violation of his employment agreement and noncompete agreement, we may not be able to replace him easily or at all. As a result, our business and growth prospects may be severely disrupted if we lose his services.

Our expansion plan would be restricted by update of related managerial systems and shortage of human resources.

With the expansion of our business, update of related managerial systems and shortage of human resources may become certain factors restricting our company’s development. We expand our business in a rapid speed, and there might not have enough talents to be recruited. We will continue to establish and consummate related managerial systems based on the state of our development, which include crisis counter-plan and organization & position design systems. We will also enhance medical care personnel training and achieve all-around and rapid employees recruitment and training utilizing mutual communication and support within the three-level service systems.

If we do not continue to expand and maintain an effective sales and marketing team it will cause short-term disruptions of our operations, restrict our sales efforts and negatively affect our cosmetology service revenue.

Many of our sales and marketing personnel have only worked for us for a short period of time. We depend on our marketing staff to explain our service offerings to our existing and potential clients and to cover a large number of clients. We will need to further increase the size of our sales and marketing staff if our business continues to grow. We may not be able to hire, retain, integrate or motivate our current or new marketing personnel which would cause short-term disruptions of our operations, restrict our sales efforts and negatively affect our cosmetology service revenue.

We may need additional capital and we may not be able to obtain it, which could adversely affect our liquidity and financial position.

To further expand our business into other cities, we are setting up 4 new hospital and outpatient departments in Leshan city, Zigong city and Yibin city. We may require additional cash resources. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

  investors’ perception of, and demand for, securities of alternative cosmetology hospital;

  conditions of the U.S. and other capital markets in which we may seek to raise funds;

  our future results of operations, financial condition and cash flows;

  PRC governmental regulation of foreign investment in cosmetology hospitals in China;

  economic, political and other conditions in China; and

  PRC governmental policies relating to foreign currency borrowings.

We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our stock may be adversely impacted.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to maintain an effective system of internal controls in the future, we may be unable to accurately report our financial results or prevent fraud and investor confidence and the market price of our stock may be adversely impacted.

Risks Relating to Regulation of Our Business and to Our Structure

If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment in the medical industry, we could be subject to severe penalties.

Substantially all of our operations are or will be conducted through our indirectly wholly-owned operating subsidiaries in China, which we collectively refer to as our PRC operating subsidiaries, and through our contractual arrangements with our consolidated affiliated entities in China. PRC regulations require any foreign entities that invest directly in the medical services industry to have direct operations in the medical industry outside of China. In addition, foreign entity is not allowed in China to set up wholly-owned medical institute although the foreign entity is permitted to set up a joint venture medical institute with Chinese entities. Foreign investors are permitted to hold shares of the joint venture medical institute at maximum of 70%.

We do not currently directly operate medical services outside of China and cannot qualify under PRC regulations before we commence any such operations outside of China or until we acquire a company that has directly operated a medical services business outside of China. Accordingly, since we have not been involved in the direct operation of medical services business outside of China, our domestic PRC subsidiary, BOAN, which is considered foreign-invested, is currently ineligible to apply for the required medical services licenses in China. While our indirect PRC operating subsidiaries are eligible for the required licenses for providing medical services in China and some of our indirect PRC operating subsidiaries have obtained such licenses, we have been using and are expected to continue to use PRC operating affiliates and their subsidiaries to operate a significant portion of our medical business for the foreseeable future. We have entered into contractual arrangements with PRC operating affiliates and their respective subsidiaries, pursuant to which we, through our PRC operating subsidiaries or non-PRC subsidiaries, provide technical support and consulting services to our PRC operating affiliates and their subsidiaries. In addition, we have entered into agreements with our PRC operating affiliates and each of their shareholders which provide us with the substantial ability to control these affiliates and their existing and future subsidiaries.

If we, our existing or future PRC operating subsidiaries and affiliates are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the State Administration for Industry and Commerce, or SAIC, which regulates cosmetology hospitals, would have broad discretion in dealing with such violations, including:

  revoking the business and operating licenses of our PRC subsidiaries and affiliates;

  discontinuing or restricting our PRC subsidiaries’ and affiliates’ operations;

  imposing conditions or requirements with which we or our PRC subsidiaries and affiliates may not be able to comply;

  requiring us or our PRC subsidiaries and affiliates to restructure the relevant ownership structure or operations; or

  restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

We rely on contractual arrangements with SHESAYS and its subsidiaries and shareholders for a substantial portion of our China operations, which may not be as effective in providing operational control as direct ownership.

We rely on contractual arrangements with SHESAYS and its subsidiaries and shareholders to operate our medical business. For a description of these contractual arrangements, see “Corporate Structure” and “Related Party Transactions”. These contractual arrangements may not be as effective in providing us with control over SHESAYS as direct ownership. If we had direct ownership of SHESAYS, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of SHESAYS which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, as a legal matter, if SHESAYS or any of its subsidiaries and shareholders fails to perform its or his respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you to be effective.

Many of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities, and our ability to conduct our business may be negatively affected.

Contractual arrangements we have entered into among our subsidiaries and affiliated entities may be subject to scrutiny by the PRC tax authorities and a finding that we owe additional taxes or are ineligible for our tax exemption, or both, could substantially increase our taxes owed, and reduce our net income and the value of your investment.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow our tax savings, adjust the profits and losses of our respective PRC entities and assess late payment interest and penalties.

As a result of this risk, you should evaluate our results of operations and financial condition without regard to these tax savings.

Our business operations may be affected by legislative or regulatory changes.

The regulatory department of the government may issue new rules and regulations which may raise higher requirements for operation, qualifications of employees and hardware levels. Changes in laws and regulations or the enactment of new laws and regulations governing plastic surgery, our business licenses or otherwise affecting our business in China may materially and adversely affect our business prospects and results of operations. Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations in China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in China and our liquidity and access to capital and our ability to operate our business.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth over the past, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, under current PRC regulations, PRC regulations require any foreign entities that invest directly in the medical services industry to have direct operations in the medical industry outside of China. In addition, foreign entity is not allowed in China to set up wholly-owned medical institute although the foreign entity is permitted to set up a joint venture medical institute with Chinese entities. Foreign investors are permitted to hold shares of the joint venture medical institute at maximum of 70%. Moreover, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency- denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

The PRC legal system embodies uncertainties which could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 30 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary, BOAN, is a wholly foreign-owned enterprise which is an enterprise incorporated in China and wholly-owned by foreign investors. BOAN is subject to laws and regulations applicable to foreign investment in China in general and laws and regulations applicable to wholly foreign-owned enterprises in particular. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. For example, these uncertainties may impede our ability to enforce the contracts we have entered into with SHESAYS and its subsidiaries. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the medical industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with SHESAYS and its subsidiaries, and other foreign investors.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

The PRC National Development and Reform Commission, or NDRC, and SAFE recently promulgated regulations that require PRC residents and PRC corporate entities to register with and obtain approvals from relevant PRC government authorities in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file with the local branch of SAFE, with respect to that offshore company, any material change involving capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long term equity or debt investment or creation of any security interest over the assets located in China. If any PRC shareholder fails to make the required SAFE registration, the PRC subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation, to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into their PRC subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We cannot assure you that all of our shareholders who are PRC residents will comply with our request to make or obtain any registrations or approvals required under these regulations or other related legislation. Furthermore, as the regulations are relatively new, the PRC government has yet to publish implementing rules, and much uncertainty remains concerning the reconciliation of the new regulations with other approval requirements. It is unclear how these regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. The failure or inability of our PRC resident shareholders to comply with these regulations may subject us to fines and legal sanctions, restrict our overseas or cross-border investment activities, limit our ability to inject additional capital into our PRC subsidiaries and the ability of our PRC subsidiaries to make distributions or pay dividends, or materially and adversely affect our ownership structure. If any of the foregoing events occur, our acquisition strategy and business operations and our ability to distribute profits to you could be materially and adversely affected.

The PRC tax authorities may require us to pay additional taxes in connection with our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China.

Our operations and transactions are subject to review by the PRC tax authorities pursuant to relevant PRC laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, in the case of some of our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China, we cannot assure you that the PRC tax authorities will not require us to pay additional taxes in relation to such acquisitions. In the event that the sellers failed to pay any taxes required under PRC law in connection with these transactions, the PRC tax authorities might require us to pay taxes, together with late-payment interest and penalties.

If any of our PRC affiliates becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy those assets, which could reduce the size of our cosmetology service network and materially and adversely affect our business, ability to generate revenue and the market price of our stock.

To comply with PRC laws and regulations relating to foreign ownership restrictions in the medical business, we currently conduct our operations in China through contractual arrangements with SHESAYS, its shareholders and subsidiaries. As part of these arrangements, SHESAYS and its subsidiaries hold certain of the assets that are important to the operation of our business. If any of these entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of SHESAYS and its subsidiaries undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, our ability to generate revenue and the market price of our stock.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

Substantially all of our revenues and operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account”, which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account”, which includes foreign direct investment and loans. Currently, BOAN may purchase foreign exchange for settlement of “current account transactions”, including payment of dividends to us, without the approval of the State Administration of Foreign Exchange. However, we cannot assure you that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities. This could affect BOAN’s ability to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.

Fluctuations in exchange rates could result in foreign currency exchange losses.

Because our earnings and cash and cash equivalent assets are denominated in Renminbi fluctuations in exchange rates between the U.S. dollars and Renminbi will affect the relative purchasing power of our revenue and our balance sheet and earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Since July 2005 the Renminbi is no longer pegged solely to the U.S. dollar. Instead, it is reported to be pegged against a basket of currencies, determined by the People’s Bank of China, against which it can rise or fall by as much as 0.3% each day. This change in policy has resulted in the gradual increase in the value of the Renminbi against the U.S. dollar over time. Between July 2005, when China began its renminbi exchange rate reform, and the end of 2009, the value of the renminbi has appreciated by 21.21 percent against the U.S. dollar and up by 2.21 percent against the Euro. The Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of the Renminbi against the U.S. dollar. Fluctuations in the exchange rate will also affect the relative value of any dividend we might issue in the future which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. We do not intend to enter into any hedging transactions. Even if we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Executive Compensation

Information regarding the compensation paid to the executive officers and directors of the Company during the past two fiscal years is set forth in Part III, Item 11 of the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on April 13, 2010. None of the individuals who served as officers of the Company during the past two fiscal years will remain an officer or director of the Company after the merger.

The following table sets forth all compensation paid or accrued by SHESAYS to the individuals who will become the officers and directors of CHINA SHESAYS MEDICAL COSMETOLOGY INC. for services rendered during the preceding two fiscal years. The compensation comprises base salary and bonus.

Summary Compensation Table

				Nonequity
				Incentive Plan	All Other
		Salary	Bonus	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)	($)	($)

Yixiang Zhang	2009	53,237				53,237
Chief Executive Officer and Chairman of the Board	2008	54,149				54,149

Wenhui Shao	2009	53,237				53,237
President of the Hospital	2008	54,149				54,149

Xingwang Pu	2009	53,237				53,237
Chief Technology Officer	2008	54,149				54,149

Wenbin Zhu	2009	14,641				14,641
Chief Financial Officer	2008	15,827				15,827

Wei Chen	2009	14,641				14,641
Chief Marketing Officer	2008	21,962				21,962

Ping Yang	2009	14,641				14,641
Manager of Planning & Operation Center	2008	8,053				8,053

(1) The Company pays salaries in RMB to all executive officers and directors of the board every month. The RMB amount is translated into USD when the Company files SEC documents. The exchange rates used were the average rates of 2009 and 2008. They were 6.83 and 6.95, respectively.

(2) The Company doesn’t pay bonus at present.

Employment Agreements

SHESAYS has entered into an employment agreement with each of its executive officers. Each employment agreement with regular employees has a term of five years, while the employment agreement with the executive officers has a term of eight years. Except for the salary, the terms of the employment agreements are substantially identical, and reflect employment standards common in China as a result of PRC law or custom in China.

Related Party Transactions

Agreements Among Us, BOAN, SHESAYS

We have entered into a series of contractual arrangements with SHESAYS and its subsidiaries, including contracts relating to the provision of services and certain shareholder rights and corporate governance matters.

The following is a summary of the material provisions of these agreements. For more complete information you should read these agreements in their entirety which are attached to this Form 8-K as exhibits.

Transfer of Ownership When Permitted by Law

Pursuant to the call option agreement by and among BOAN, SHESAYS, SHESAYS’s shareholders and subsidiaries dated as of April 27, 2010, each of SHESAYS, SHESAYS’s shareholders has granted BOAN or its designee an exclusive option to purchase all or part of their equity interests in SHESAYS and its subsidiaries, or all or part of the assets of SHESAYS, in each case, at any time determined by BOAN and to the extent permitted by PRC law.

Voting Arrangement

Pursuant to the voting rights proxy agreement by and among BOAN, SHESAYS, SHESAYS’s shareholders and subsidiaries dated as of April 27, 2010, the shareholders of SHESAYS and its subsidiaries have granted the personnel designated by BOAN the right to appoint directors and senior management of SHESAYS and its subsidiaries and to exercise all of their other voting rights as shareholders of SHESAYS and its subsidiaries, as the case may be, as provided under the articles of association of each such entity. Under the voting rights proxy agreement, there are no restrictions on the number, to the extent allowed under the respective articles of association of SHESAYS and its subsidiaries, or identity of those persons we can appoint as directors and officers.

Equity Pledge Agreement

Pursuant to the equity pledge agreement by and among BOAN, SHESAYS, SHESAYS’s shareholders and subsidiaries, dated as of April 27, 2010, each of shareholders has pledged his or its equity interest in SHESAYS and its subsidiaries, as the case may be, to BOAN to secure their obligations under the relevant contractual control agreements to which each is a party, including but not limited to, the obligations of SHESAYS and its subsidiaries under the exclusive services agreement, call option agreement and voting rights proxy agreement entered into with BOAN. Under this equity pledge agreement, shareholders have agreed not to transfer, assign, pledge or otherwise dispose of their interest in SHESAYS or its subsidiaries, as the case may be, without the prior written consent of BOAN.

Exclusive Services Agreement

Pursuant to the exclusive services agreement by and among BOAN, SHESAYS, and its subsidiaries, dated April 27, 2010, SHESAYS and its subsidiaries irrevocably entrust to BOAN the right of management and operation of SHESAYS and its subsidiaries and the responsibilities and authorities of their shareholders and directors of SHESAYS and its subsidiaries. The service fee to be paid by SHESAYS and its subsidiaries shall equal to 100% of their residual return which can be waived by BOAN from time to time in its sole discretion.

Description of Securities

Description of Capital Stock. We are authorized to issue 65,849,200 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of April 12, 2010, there were 4,500,012 shares of our common stock were issued and outstanding. No preferred stock is issued or outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Market Price and Dividends on Common Equity and Other Shareholder Matters

Market Information. In January 2008, our common stock became eligible for quotation on the Over-the-Counter Bulletin Board under the symbol “SNGI”. As of April 12, 2010, no shares of our common stock have traded.

Reports to Security Holders. We file annual, quarterly and current reports with the Securities and Exchange Commission, or SEC. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of April 12, 2010, there were 26 record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We registered for sale 1,025,000 shares of common stock held by our shareholders in our Registration Statement on Form SB-2, which was declared effective by the SEC on August 6, 2007. On April 16, 2010, we filed a post effective amendment to that Registration Statement on Form S-1, which was declared by the SEC effective on April 30, 2010.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan. We also do not have an equity compensation plan and do not plan to implement such a plan.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

From May to June 2007, we issued 925,000 shares of our common stock to thirteen investors for $0.08 per share for gross proceeds of $74,000. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission.

On June 19, 2009, the holders of certain promissory notes surrendered the notes and converted all unpaid principal and unpaid accrued interest due under the notes into shares of our $.001 par value common stock as provided in the notes. As of June 19, 2009, the total unpaid principal and unpaid accrued interest due under the notes was approximately $43,272, which the holders of the notes converted into 540,898 shares of common stock at a conversion price of $0.08 per share. We issued the shares to the holders of the notes in a transaction which we believe satisfies the conditions for the exemption from registration and prospectus delivery requirements of the Securities Act of 1933 (“Act”), which exemption is specified by the provisions of Section 4(2) of that Act.

Reverse Stock Split. On April 23, 2007, we declared a five for one reverse stock split whereby each share of our common stock outstanding was converted into 0.20 of a share of our common stock.

Forward Stock Split. On July 9, 2009, we effected a 1.316984 for 1 stock split of our issued and outstanding common stock through the issuance of 0.316984 share for each share of common stock outstanding as of the record date of July 8, 2009, as disclosed in our Current Report on Form 8-K, which was filed on January 5, 2009. Prior to the split, there were 3,416,898 shares issued and outstanding. Following the split, there were approximately 4,500,012 shares issued and outstanding. In connection with the split, we filed a Certificate of Change with the State of Nevada to affect the split of our authorized and outstanding shares of common stock with an effective date of filing of July 9, 2009. The Certificate of Change provides that our authorized number of shares of common stock increases from 50,000,000 to 65,849,200.

Use of Proceeds of Registered Securities. There were no sales or proceeds during the calendar year ended December 31, 2009, for the sale of registered securities.

Purchases of Equity Securities. None during the period covered by this report.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently not a party to any legal proceeding and are not aware of any legal claims that we believe will have a material adverse affect on our business, financial condition or operating results.

Indemnification of Directors and Officers

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

  for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section 10 of our Bylaws provides, among other things, that our officers and directors shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statues against all expense, liability and loss reasonably incurred or suffered by such party in connection therewith and such indemnification shall continue as to such party who has ceased to be a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02.

Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.

Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 4.01.

Changes in Registrant’s Certifying Accountant.

On June 6, 2010, the Company’s Board of Directors approved the change of its principal independent accountants. On such date, Q Accountancy Corporation was dismissed from serving as the Company’s principal independent accountants and on the same day, Baker Tilly Hong Kong Limited was engaged as the Company’s new principal independent accountants.

The Dismissal of Q Accountancy Corporation

Q Accountancy Corporation was the independent registered public accounting firm for the Company from March 30, 2010 to June 6, 2010. None of Q Accountancy Corporation’s reports on the Company’s financial statements, including its report on the Company’s most recent fiscal year ended December 31, 2009, contained an adverse opinion or disclaimer of opinion or was qualified or modified as to audit scope, or accounting principles, but did contain an uncertainty as to the Company’s ability to continue as a going concern

During the Company’s most recent fiscal year ended December 31, 2009 and through the dismissal date of June 6, 2010, there were no disagreements with Q Accountancy Corporation, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Q Accountancy Corporation, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred during the period in which Q Accountancy Corporation served as the Company’s principal independent accountants.

In accordance with Item 304(a)(3), the Company has provided Q Accountancy Corporation with a copy of this disclosure and has requested that Q Accountancy Corporation furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Q Accountancy Corporation addressed to the U.S. Securities and Exchange Commission is filed as Exhibit 16.1 to this 8-K Report.

The Engagement of Baker Tilly Hong Kong Limited

During the Company’s two most recent fiscal years ended December 31, 2009 and December 31, 2008 and through June 6, 2010, the date when the Company engaged Baker Tilly Hong Kong Limited as its principal independent accountants:

(1) The Company did not consult Baker Tilly Hong Kong Limited regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Company’s financial statements;

(2) Neither a written report nor oral advice was provided to the Company by Baker Tilly Hong Kong Limited in which they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Company did not consult Baker Tilly Hong Kong Limited regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01.

Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.06.

Change in Shell Company Status.

As a result of the consummation of the Merger described in Item 1.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.

Financial Statements and Exhibits.

Financial Statements

Financial Statements of Sichuan SheSays Cosmetology Hospital Company Limited for the fiscal years ended December 31, 2009 and December 31, 2008 (Audited)

Notes to Financial Statements (Audited)

Financial Statements of Sichuan SheSays Cosmetology Hospital Company Limited for the three months ended March 31, 2010 (unaudited).

Pro Forma Consolidated Financial Statements of SN Strategies Corp. for the fiscal year ended December 31, 2009 and for three months ended March 31, 2010 (Unaudited)

Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation as filed with the Secretary of State of Nevada. Incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form SB2 filed on July 26, 2007.
3.2	Bylaws. Incorporated by reference to Exhibit 3.2 to the Company’s registration statement on Form SB2 filed on July 26, 2007.
10.1	Agreement and Plan of Merger dated as of June 6, 2010. *
10.2	Exclusive Service Agreement dated as of April 27, 2010. *
10.3	Call Option Agreement dated as of April 27, 2010. *
10.4	Shareholders’ Voting Rights Proxy Agreement dated as of April 27, 2010. *
10.5	Equity Pledge Agreement dated as of April 27, 2010. *
10.6	Stock Purchase Agreement dated as of June 7, 2010. *
10.7	Stock Purchase Agreement dated as of June 7, 2010. *
10.8	Assignment and Assumption Agreement dated as of June 7, 2010. *
10.9	Entrust Agreement dated as of April 27, 2010
10.10	Call Option Agreement dated as of April 27, 2010
10.11	Entrust Agreement dated as of April 27, 2010
10.12	Call Option Agreement dated as of April 27, 2010
16.1	Letter, dated June 7, 2010, from Q Accountancy Corporation, CPA to the Securities and Exchange Commission.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2010

CHINA SHESAYS MEDICAL COSMETOLOGY INC.

By: /s/ Yixiang Zhang
Name: Yixiang Zhang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation as filed with the Secretary of State of Nevada. Incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form SB2 filed on July 26, 2007.
3.2	Bylaws. Incorporated by reference to Exhibit 3.2 to the Company’s registration statement on Form SB2 filed on July 26, 2007.
10.1	Agreement and Plan of Merger dated as of June 6, 2010. *
10.2	Exclusive Service Agreement dated as of April 27, 2010. *
10.3	Call Option Agreement dated as of April 27, 2010. *
10.4	Shareholders’ Voting Rights Proxy Agreement dated as of April 27, 2010. *
10.5	Equity Pledge Agreement dated as of April 27, 2010. *
10.6	Stock Purchase Agreement dated as of June 7, 2010. *
10.7	Stock Purchase Agreement dated as of June 7, 2010. *
10.8	Assignment and Assumption Agreement dated as of June 7, 2010. *
10.9	Entrust Agreement dated as of April 27, 2010
10.10	Call Option Agreement dated as of April 27, 2010
10.11	Entrust Agreement dated as of April 27, 2010
10.12	Call Option Agreement dated as of April 27, 2010
16.1	Letter, dated June 7, 2010, from Q Accountancy Corporation, CPA to the Securities and Exchange Commission.*

* Filed herewith.

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2010
(UNAUDITED)

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

CONTENTS

Pages
Unaudited Condensed Balance Sheets as of March 31, 2010 and December 31, 2009	F-1
Unaudited Condensed Statements of Operations and Comprehensive Income for the three months ended March 31, 2010 and 2009	F-2
Unaudited Statements of Cash Flows for the three months ended March 31, 2010 and 2009	F-3
Notes to Condensed Financial Statements (Unaudited)	F4 – F7

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

BALANCE SHEETS

ASSETS
	March 31,	December 31,
	2010	2009
	Unaudited

CURRENT ASSETS
Cash and cash equivalents	$2,322,587	$1,371,732
Inventories, net	300,478	335,932
Due from stockholders	177,837	-
Other current assets and prepaid expenses	873,418	526,507
Total Current Assets	3,674,320	2,234,171

OTHER ASSETS
Deposits paid for acquiring property and equipment	1,115,914	282,279

PROPERTY AND EQUIPMENT, NET	1,444,117	1,347,382

TOTAL ASSETS	$6,234,351	$3,863,832

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$483,693	$508,643
Notes payable	902,074	42,659
Deferred revenue	24,674	24,254
Other payables and accrued liabilities	697,458	655,913
Income tax payable	405,116	54,428
Sales tax payable and other taxes payable	17,115	7,260
Due to a related company	19,791	20,555
Total Current Liabilities	2,549,921	1,313,712

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Registered capital of $1,018,411 fully paid as of March 31, 2010 and December 31, 2009	1,018,411	1,018,411
Additional paid in capital	6,489	6,242
Retained earnings
Unappropriated	2,507,429	1,373,765
Appropriated	151,284	151,284
Accumulated other comprehensive income	817	418
Total Stockholders' Equity	3,684,430	2,550,120

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,234,351	$3,863,832

The accompanying notes are an integral part of these condensed financial statements

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended
	March, 31
	2010	2009
CUSTOMER SERVICE REVENUE	$3,247,925	$2,162,768

COST OF REVENUE
Cost of service revenue	(661,011)	(483,552)
Depreciation	(71,447)	(46,151)
Total Cost of Revenue	(732,458)	(529,703)

GROSS PROFIT	2,515,467	1,633,065

OPERATING EXPENSES
Selling, general and administrative expenses	882,016	618,752
Depreciation	37,092	28,446
Total Operating Expenses	919,108	647,198

INCOME FROM OPERATIONS	1,596,359	985,867

OTHER INCOME (EXPENSES)
Other income	301	8,544
Interest income	1,563	207
Interest expenses	(6,564)	-
Imputed interest	(247)	(257)
Other expenses	(52,628)	(14,678)
Total Other Expenses, net	(57,575)	(6,184)

INCOME FROM OPERATIONS BEFORE TAXES	1,538,784	979,683

INCOME TAX EXPENSE	(405,120)	(53,818)

NET INCOME	1,133,664	925,865

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	399	198

COMPREHENSIVE INCOME	$1,134,063	$926,063

The accompanying notes are an integral part of these condensed financial statements

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended
	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,133,664	$925,865
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation - cost of revenue	71,447	46,151
Depreciation - operating expenses	37,092	28,446
Imputed interest	247	257
Changes in operating assets and liabilities
(Increase) decrease in:
Inventories	35,508	12,412
Other current assets and prepaid expenses	(346,830)	38,952
Increase (decrease) in:
Accounts payable	(25,032)	13,817
Deferred revenue	416	(454)
Other payables and accrued liabilities	41,439	14,997
Income tax payable	350,683	41,019
Sales tax payable and other taxes payable	9,854	(97,577)
Net cash provided by operating activities	1,308,488	1,023,885

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(205,058)	(165,437)
Deposits (paid for acquiring) transferred to property and equipment	(833,597)	59,884
Due from stockholders	(177,837)	(8,763)
Net cash used in investing activities	(1,216,492)	(114,316)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank loan borrowed	877,702	-
Bank loan repaid	(18,285)	-
Due to related companies	(768)	5,397
Due to stockholders	-	(46,111)
Net cash provided by (used in) financing activities	858,649	(40,714)

EFFECT OF EXCHANGE RATES ON CASH	210	180

NET INCREASE IN CASH AND CASH EQUIVALENTS	950,855	869,035

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,371,732	40,411

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,322,587	$909,446

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$6,564	$-
Cash paid for income tax	$54,438	$12,799

The accompanying notes are an integral part of these condensed financial statements

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

NOTES TO THE CONDENSED
FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1	BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in the United States of America for interim financial information and rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position as of March 31, 2010, the results of operations for the three months ended March 31, 2010 and 2009 and cash flows for the three months ended March 31, 2010 and 2009. The results for the three months ended March 31, 2010 are not necessarily indicative of the results to be expected for a full year. These financial statements should be read in conjunction with the audited financial statements and footnotes of the Company for the years ended December 31, 2009 and 2008.

NOTE 2	ORGANIZATION

The Company was incorporated in the People’s Republic of China (“PRC”) on May 30, 2005 as a limited liability company. The Company is a clinic for providing professional medical beauty services, cosmetic surgery services and cosmetic dentistry services to customers in PRC. In accordance with its business permit, the Company’s right of operation expires on May 30, 2025.

NOTE 3	USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4	RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the standard to have any impact on the Company’s financial position.

In January 2010, FASB issued ASU 2010-2 Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification ("ASU 2010-2"). ASU 2010-2 addresses implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification , originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. ASU 2010-2 is effective for the Company starting January 3, 2010. The Company does not expect the standard to have any significant impact on the Company’s financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities ("ASU 2009-17"). ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R) . The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. ASU 2009-17 also requires additional disclosures about an enterprise's involvement in variable interest entities. ASU 2009-17 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the standard to have any significant impact on the Company’s financial position.

In December 2009, FASB issued ASU 2009-16 Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets ("ASU 2009-16"). ASU 2009-16 amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140 . The amendments in ASU 2009-16 improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. ASU 2009-16 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the standard to have any significant impact on the Company’s financial position.

In October, 2009, the FASB issued ASU 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”, now codified under FASB ASC Topic 470 “Debt”, (“ASU 2009-15”), and provides guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with Topic 820 and recognized as an issuance cost, with an offset to additional paid-in capital. Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs. The amendments also require several disclosures including a description and the terms of the arrangement and the reason for entering into the arrangement. The effective dates of the amendments are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. The Company does not expect the standard to have any significant impact on the Company’s financial position.

In October 2009, the FASB issued ASU 2009-14, “Certain Arrangements That Include Software Elements, now codified under FASB ASC Topic 985, “Software”, (“ASU 2009-14”). ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the standard to have any significant impact on the Company’s financial position.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements”, now codified under FASB ASC Topic 605, “Revenue Recognition”, (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the standard to have any significant impact on the Company’s financial position.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”) (not part of the codification yet). SFAS 167 amends FASB Interpretation No. 46 (Revised December 2003) “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51” (FIN 46(R)) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 will be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 810, “Consolidation” when it becomes effective. The Company does not expect the standard to have any significant impact on the Company’s financial position.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”) (ASC Topic 810). SFAS 166 (not part of the codification yet) amends various provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125” by removing the concept of a qualifying special-purpose entity and removes the exception from applying FIN 46(R) to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. SFAS 166 will be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 860, “Transfers and Servicing” when it becomes effective. The Company does not expect the standard to have any significant impact on the Company’s financial position.

In December 2008, the FASB issued Staff Position No. FAS 132(R)-1 “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”) (ASC Topic 715-20-65). FSP FAS 132(R)-1 (ASC Topic 715-20-65) requires more detailed disclosures about employers’ plan assets in a defined benefit pension or other postretirement plan, including employers ’ investment strategies, major categories of plan assets, concentrations of risk within plan assets, and inputs and valuation techniques used to measure the fair value of plan assets. FSP FAS 132(R)-1 (ASC Topic 715-20-65) also requires, for fair value measurements using significant unobservable inputs (Level 3), disclosure of the effect of the measurements on changes in plan assets for the period. The disclosures about plan assets required by FSP FAS 132(R)-1 (ASC Topic 715-20-65) must be provided for fiscal years ending after December 15, 2009. As this pronouncement is only disclosure-related, it will not have an significant impact on the financial position and results of operations.

NOTE 5	NOTES PAYABLE

Notes payable consisted of the following:

	March 31,	December 31,
	2010	2009
Note payable to a bank, unsecured, interest rate of 10.59% per annum, due July 2010	$24,380	$42,659
Note payable to a bank, interest rate of 4.87% per annum, guaranteed by a third party, due February 2011	877,694	-
	$902,074	$42,659

Interest expense paid for the three months ended March 31, 2010 and 2009 were $6,564 and $0 respectively. Fees paid to a third party guarantor for the three months ended March 31, 2010 and 2009 was $17,554 and $0 respectively.

NOTE 6	INCOME TAX

The Company was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. In 2009, the Company elected to have its net income for income tax purposes assessed at 10% of its service revenue and the election was approved by the local tax bureau, income tax was therefore calculated by 10% of services revenue with the applicable tax rate.

From 2010 onwards, the Company’s income tax will be assessed at the applicable tax rate of 25% on its net income.

NOTE 7	COMMITMENTS AND CONTINGENCIES

	(a)	Capital commitments

As of March 31, 2010 and December 31, 2009, the Company had commitments for capital expenditures on acquisition of property and equipment amounting to approximately $358,000 and $899,000 respectively.

(b)	Rental leases commitment

The Company leases clinic spaces from third parties under forty one operating leases which expire between April 4, 2010 and January 1, 2020.

As of March 31, 2010, the Company has outstanding commitments with respect to the above operating leases, which are due as follows:

For the fiscal years ending March 31
2011	$426,827
2012	1,608,910
2013	1,610,432
2014	1,590,701
2015	1,585,526
Thereafter	1,394,755
Total	$8,217,167

NOTE 8	RELATED PARTY TRANSACTIONS

As of March 31, 2010 and December 31, 2009, the Company owed $19,791 and $20,555 respectively to a related company on an unsecured basis, repayable on demand and interest free. Imputed interest was charged at 5% per annum on the amounts owed to a related company.

During the three months ended March 31, 2010 and 2009, total imputed interest expenses recorded as additional paid-in capital amounted to $247 and $257 respectively.

As of March 31, 2010, the stockholders owed the Company $177,837 which is unsecured, interest free and repayable on demand.

During the three months ended March 31, 2010 and 2009, the Company paid $2,779 and $16,759 respectively to related companies for medical materials purchased.

NOTE 9	CONCENTRATIONS AND RISKS

During the three months ended March 31, 2010 and 2009, 100% of the Company’s assets were located in the PRC and 100% of the Company’s revenues were derived from customers located in the PRC.

Two major suppliers accounted for 12% and 11% respectively of the Company’s total purchases for the three months ended March 31, 2010. As of March 31, 2010, the total amount owed to those suppliers was $237,425.

No single customer accounted for more than 10% of the service revenue for the three months ended March 31, 2010 and 2009.

NOTE 10	SUBSEQUENT EVENT

On April 27, 2010, the Company and its shareholders entered into a series of restructuring agreements with a related party pursuant to which the related party assumed the management of the business activities of the Company, making the Company a contractually controlled affiliate of the related party under ASC Topic 810 "Consolidation” (formerly EITF 97-2). The holding company of the related party will then merge with a public company in the United States under a share exchange agreement and share purchase agreements to roll up the Company to the public company.

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2009 AND 2008

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Sichuan Shesays Cosmetology Hospital Company Limited

We have audited the accompanying balance sheets of Sichuan Shesays Cosmetology Hospital Company Limited as of December 31, 2009 and 2008 and the related statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sichuan Shesays Cosmetology Hospital Company Limited as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, in conformity with generally accepted accounting principles  in the United States of America.

/s/ Baker Tilly Hong Kong Limited
BAKER TILLY HONG KONG LIMITED
Certified Public Accountants

Hong Kong

Date: April 20, 2010

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

BALANCE SHEETS

ASSETS
	December 31,
	2009	2008

CURRENT ASSETS
Cash and cash equivalents	$1,371,732	$40,411
Inventories, net	335,932	136,430
Other current assets and prepaid expenses	526,507	251,798
Total Current Assets	2,234,171	428,639

OTHER ASSETS
Deposits paid for acquiring property and equipment	282,279	59,817

PROPERTY AND EQUIPMENT, NET	1,347,382	1,145,886

TOTAL ASSETS	$3,863,832	$1,634,342

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$508,643	$421,272
Note payable	42,659	-
Deferred revenue	24,254	2,376
Other payables and accrued liabilities	655,913	274,140
Income tax payable	54,428	20,280
Sales tax payable and other taxes payable	7,260	35,027
Due to related companies	20,555	105,941
Due to stockholders	-	725,022
Total Current Liabilities	1,313,712	1,584,058

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Registered capital of $1,018,411 fully paid as of December 31, 2009 and $287,117 fully paid as of December 31, 2008	1,018,411	287,117
Additional paid-in capital	6,242	5,215
Retained earnings (accumulated deficit)
Unappropriated	1,373,765	(241,393)
Appropriated	151,284	-
Accumulated other comprehensive income (loss)	418	(655)
Total Stockholders' Equity	2,550,120	50,284

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,863,832	$1,634,342

The accompanying notes are an integral part of these financial statements

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year ended December 31,
	2009	2008

CUSTOMER SERVICE REVENUE, net	$8,834,673	$4,461,901

COST OF REVENUE
Cost of service revenue	(2,385,459)	(1,597,891)
Depreciation	(206,831)	(123,645)
Total Cost of Revenue	(2,592,290)	(1,721,536)

GROSS PROFIT	6,242,383	2,740,365

OPERATING EXPENSES
Selling, general and administrative expenses	4,109,414	2,415,214
Depreciation	125,768	84,769
Total Operating Expenses	4,235,182	2,499,983

INCOME FROM OPERATIONS	2,007,201	240,382

OTHER INCOME (EXPENSES)
Other income	52,714	2,219
Interest income	3,383	565
Interest expenses	(3,224)	-
Imputed interest	(1,027)	(5,215)
Donation to China Red Cross	-	(170,051)
Other expenses	(66,489)	(38,339)
Total Other Expenses, net	(14,643)	(210,821)

INCOME FROM OPERATIONS BEFORE TAXES	1,992,558	29,561

INCOME TAX EXPENSE	(226,116)	(23,165)

NET INCOME	1,766,442	6,396

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	1,073	2,605

COMPREHENSIVE INCOME	$1,767,515	$9,001

The accompanying notes are an integral part of these financial statements

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

STATEMENTS OF STOCKHOLDERS' EQUITY

		Additional	Unappropriated	Appropriated	Accumulated other
	Registered	paid-in	retained	retained	comprehensive
	capital	capital	earnings (deficit)	earnings	(loss) income	Total
Balance at December 31, 2007	$287,117	$-	$(247,789)	$-	$(3,260)	$36,068
Net profit for the year	-	-	6,396	-	-	6,396
Foreign currency translation gain	-	-	-	-	2,605	2,605
Comprehensive income	-	-	-	-	-	9,001
Imputed interest	-	5,215	-	-	-	5,215
Balance at December 31, 2008	287,117	5,215	(241,393)	-	(655)	50,284
Contribution by stockholders on increased of registered capital	731,294	-	-	-	-	731,294
Net income for the year	-	-	1,766,442	-	-	1,766,442
Foreign currency translation gain	-	-	-	-	1,073	1,073
Comprehensive income	-	-	-	-	-	1,767,515
Imputed interest	-	1,027	-	-	-	1,027
Transfer to statutory surplus reserve	-	-	(151,284)	151,284	-	-
Balance at December 31, 2009	$1,018,411	$6,242	$1,373,765	$151,284	$418	$2,550,120

The accompanying notes are an integral part of these financial statements

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,766,442	$6,396
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation - cost of revenue	206,831	123,645
Depreciation - operating expenses	125,768	84,769
Imputed interest	1,027	5,215
Changes in operating assets and liabilities
(Increase) decrease in:
Inventories	(199,053)	(130,984)
Other current assets and prepaid expenses	(273,935)	(87,832)
Increase (decrease) in:
Accounts payable	86,277	246,606
Deferred revenue	21,860	2,339
Other payables and accrued liabilities	380,886	120,148
Income tax payable	34,079	(52,966)
Sales tax payable and other taxes payable	(27,839)	20,005
Net cash provided by operating activities	2,122,343	337,341

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(531,140)	(493,797)
Deposits paid for acquiring property and equipment	(222,194)	(58,889)
Net cash used in investing activities	(753,334)	(552,686)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution of capital by stockholders	731,294	-
Bank loan borrowed	73,090	-
Bank loan repaid	(30,454)	-
Due to related companies	(85,603)	11,776
Due to stockholders	(726,434)	202,442
Net cash (used in) provided by financing activities	(38,107)	214,218

EFFECT OF EXCHANGE RATES ON CASH	419	2,596

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,331,321	1,469

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	40,411	38,942

CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,371,732	$40,411

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$3,224	$-
Cash paid for income tax	$192,037	$76,132

The accompanying notes are an integral part of these financial statements

SICHUAN SHESAYS COSMETOLOGY HOSPITAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2009 AND 2008

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

	(A)	Organization

Sichuan Shesays Cosmetology Hospital Company Limited (the “Company”) was incorporated in the People’s Republic of China (“PRC”) on May 30, 2005 as a limited liability company.

The Company is a clinic for providing professional medical beauty services, cosmetic surgery services and cosmetic dentistry services to customers in the PRC. In accordance with its business permit, the Company’s right of operation expires on May 30, 2025.

	(B)	FASB Launches New Accounting Standards Codification

In June 2009 FASB issued FASB Accounting Standards Codification (“Codification”) as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities effective for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification have become non-authoritative.

Following the Codification, FASB will not issue new standards in the form of Statements, FASB Staff Positions (“FSP”) or Emerging Issues Task Force (“EITF”) Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

GAAP is not intended to be changed as a result of the FASB's Codification, but it will change the way the guidance is organized and presented. As a result, these changes will have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies. The Company has adopted the Codification in these financial statements by using plain English to describe FASB broad topic references.

	(C)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	(D)	Cash and cash equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months.

	(E)	Inventories

Inventories represent medical materials and finished goods – merchandise and are stated at the lower of cost or market value. Cost represents invoices value on purchases and is being calculated on the weighted average basis.

The Company provided inventory allowances based on excess and obsolete inventories determined principally by demand for these products.

	(F)	Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are as follows:

Buildings	20 Years
Leasehold improvements	5 Years
Medical equipment	3 to 5 Years
Motor vehicles	5 Years
Office equipment	3 to 5 Years

(G)	Long-lived assets

The Company accounts for long-lived assets under the FASB Codification Topic 360 (ASC Topic 360) “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets”. In accordance with ASC Topic 360, long-lived assets held and used by the Company are reviewed for impairment annually in the fourth quarter or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company, which are subject to evaluation, consist primarily of property and equipment. For the years ended December 31, 2009 and 2008, the Company has not recognized any allowances for impairment.

(H)	Fair value of financial instruments

FASB Codification Topic 825(ASC Topic 825), "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of other current assets and prepaid expenses, accounts payable, other payables and accrued liabilities, notes payable and related party balance approximate their fair values because of the short-term nature of these instruments. The management of the Company is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

(I)	Revenue recognition

The Company recognizes revenues in the period in which the services are performed. The Company recognizes revenues under the provisions of Staff Accounting Bulletin (SAB) 104, Revenue Recognition when all of the following have occurred: persuasive evidence of arrangement with the customer, services have been performed, fees are fixed or determinable and collectibility of the fees is reasonably assured. These criteria as related to the Company’s revenues are considered to have been met as follows:

Services fees

Revenue from rendering of services is recognized when the services are rendered. Fees received in advance for prepaid package are recorded as deferred revenue under current liabilities and are recognized on a systematic basis in accordance with service usage.

Sales of goods

The Company recognizes revenue on sales of goods when the goods are delivered and title to the goods passes to the customers provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

Accrued liability for customer reward program

The Company establishes a membership reward program of which the membership is free of charge. Under the membership reward program, members enjoy high discounts on services and accumulate membership credit points that vary depending on the services rendered. Members are eligible to redeem credit points to reduce the fees for services rendered by the Company and these credit points do not have any expiry date. The costs associated with these incentives are included in deductions from revenue and accrued for as a current liability as members accumulate credit points. As members redeem credit points, the accrued liability is reduced correspondingly. As of December 31, 2009 and 2008, the Company’s accrued liability for its customers reward program amounted to $56,497 and $16,191 respectively, based on the estimated liabilities under the customer reward program.

Cash Coupons

Third parties and the Company’s customers may be awarded cash coupons. The coupons are distributed on a discretionary basis to induce future services and treatments and are redeemable within a short time period. The cash coupons cannot be renewed or extended. When the coupons are distributed, there is no liability recorded except where redemption of the coupons will result in services being sold at a loss. The Company recognizes a reduction in revenue as a promotional allowance for these cash coupons when the coupons are redeemed.

(J)	Advertising costs

The Company expenses production costs of print, radio, television and other advertisements as of the first date the advertisements take place. Advertising costs included in selling, general and administrative expenses were $1,290,545 and $595,895 for the years ended December 31, 2009 and 2008 respectively. As of December 31, 2009 and 2008, advertising and production costs of approximately $255,953 and $0 respectively, were primarily recorded in other current assets and prepaid expenses in our balance sheets.

(K)	Income taxes

The Company accounts for income taxes under the FASB Codification Topic 740-10-25 (“ASC 740- 10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included the enactment date.

On January 1, 2007, the Company adopted the provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes”. ASC 740-10-25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The adoption of ASC 740-10-25 has not resulted in any material impact on the Company’s financial position or results.

(L)	Operating leases

Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the leases. Rent for clinic spaces paid in 2009 and 2008 was $185,712 and $131,332 respectively.

(M)	Foreign currency transactions

The functional currency of the Company is Renminbi (“RMB”). Foreign currency transactions during the year are translated to the functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

The financial statements are translated into United States Dollars (“US$”) using the closing rate method. The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year. All exchange differences are recorded within equity.

The exchange rates used to translate amounts in RMB into US$ for the purposes of preparing the financial statements were as follows:

	December 31, 2009	December 31, 2008
Balance sheet items, except for share capital, additional paid-in capital and retained earnings as of year ended	US$1=RMB6.8372	US$1=RMB6.8542

Amounts included in the statements of operations and cash flows for the year	US$1=RMB6.84088	US$1=RMB6.96225

The translation gain recorded for the years ended December 31, 2009 and 2008 was $1,073 and $2,605 respectively.

No presentation is made that RMB amounts have been, or would be, converted into US$ at the above rates. Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that RMB could be converted into US$ at that rate or any other rate.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions, Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting.

(N)	Other comprehensive gain

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported as other comprehensive income in the statements of operations and stockholders’ equity. Other comprehensive gain for the years ended December 31, 2009 and 2008 was $1,073 and $2,605 respectively.

(O)	Segments

The Company operates in only one segment, thereafter segment disclosure is not presented.

(P)	Recent Accounting Pronouncements

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the standard to have any impact on the Company’s financial position.

In January 2010, FASB issued ASU 2010-2 Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification ("ASU 2010-2"). ASU 2010-2 addresses implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810- 10) of the FASB Accounting Standards Codification , originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. ASU 2010-2 is effective for the Company starting January 3, 2010. The Company does not expect the standard to have any impact on the Company’s financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities ("ASU 2009-17"). ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R) . The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. ASU 2009-17 also requires additional disclosures about an enterprise's involvement in variable interest entities. ASU 2009-17 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the standard to have any impact on the Company’s financial position.

In December 2009, FASB issued ASU 2009-16 Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets ("ASU 2009-16"). ASU 2009-16 amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140 . The amendments in ASU 2009-16 improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. ASU 2009-16 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the standard to have any impact on the Company’s financial position.

In October, 2009, the FASB issued ASU 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”, now codified under FASB ASC Topic 470 “Debt”, (“ASU 2009-15”), and provides guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with Topic 820 and recognized as an issuance cost, with an offset to additional paid-in capital. Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs. The amendments also require several disclosures including a description and the terms of the arrangement and the reason for entering into the arrangement. The effective dates of the amendments are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. The Company does not expect the standard to have any impact on the Company’s financial position.

In October 2009, the FASB issued ASU 2009-14, “Certain Arrangements That Include Software Elements, now codified under FASB ASC Topic 985, “Software”, (“ASU 2009-14”). ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the standard to have any impact on the Company’s financial position.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements”, now codified under FASB ASC Topic 605, “Revenue Recognition”, (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the standard to have any impact on the Company’s financial position.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”) (not part of the codification yet). SFAS 167 amends FASB Interpretation No. 46 (Revised December 2003) “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51” (FIN 46(R)) to require an enterprise to perform an analysis to determine whether the enterprise’ s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’ s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 will be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 810, “Consolidation” when it becomes effective. The Company does not expect the standard to have any impact on the Company’s financial position.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”) (ASC Topic 810). SFAS 166 (not part of the codification yet) amends various provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125” by removing the concept of a qualifying special-purpose entity and removes the exception from applying FIN 46(R) to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. SFAS 166 will be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 860, “Transfers and Servicing” when it becomes effective. The Company does not expect the standard to have any impact on the Company’s financial position.

In December 2008, the FASB issued Staff Position No. FAS 132(R)-1 “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”) (ASC Topic 715-20-65). FSP FAS 132(R)-1 (ASC Topic 715-20-65) requires more detailed disclosures about employers’ plan assets in a defined benefit pension or other postretirement plan, including employers’ investment strategies, major categories of plan assets, concentrations of risk within plan assets, and inputs and valuation techniques used to measure the fair value of plan assets. FSP FAS 132(R)-1 (ASC Topic 715-20-65) also requires, for fair value measurements using significant unobservable inputs (Level 3), disclosure of the effect of the measurements on changes in plan assets for the period. The disclosures about plan assets required by FSP FAS 132(R)-1 (ASC Topic 715-20-65) must be provided for fiscal years ending after December 15, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the financial position and results of operations.

2.	INVENTORIES

Inventories at December 31, consisted of the following:

	2009	2008

Medical materials	$251,187	$107,590
Finished goods - merchandise	84,745	28,840
Less: provision for obsolescence	-	-
	$335,932	$136,430

For the years ended December 31, 2009 and 2008, no provision for obsolete inventories was recorded by the Company.

3.	OTHER CURRENTS ASSETS AND PREPAID EXPENSES

Other current assets and prepaid expenses at December 31, consisted of the following:

	2009	2008

Other receivables	$181,498	$175,942
Advances to suppliers	35,322	45,659
Prepaid expenses	309,687	30,197
	$526,507	$251,798

4.	PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 2009 and 2008:

	2009	2008

Buildings	$52,726	$52,595
Leasehold improvements	493,021	406,163
Medical equipment	1,136,160	797,283
Motor vehicles	92,388	43,418
Office equipment	220,606	160,387
	1,994,901	1,459,846
Less: accumulated depreciation	(647,519)	(313,960)
Property and equipment, net	$1,347,382	$1,145,886

Depreciation expenses for the years ended December 31, 2009 and 2008 were $332,599 and $208,414 respectively.

5.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities at December 31, 2009 and 2008 consisted of the following:

	2009	2008

Other payables	$62,615	$103,836
Deposits from customers	215,618	9,310
Deposits from membership reward program	221,059	94,803
Accrued liability for membership reward program	56,497	16,191
Accrued liabilities	100,124	50,000
	$655,913	$274,140

The deposits from customers represent money received in advance for cosmetic surgery, beauty service and other related services.

6.	NOTE PAYABLE

Balances at December 31, 2009 and 2008 consisted of the following:

	2009	2008

Note payable to a bank, unsecured, interest rate of 10.59% per annum, due July 2010	$42,659	$-

Interest expense paid in 2009 and 2008 was $3,224 and $0 respectively.

7.	DONATION TO CHINA RED CROSS

The Company donated medical materials including medicine, syringe and medical supplies totaling $170,051 to China Red Cross for the victims suffered from earthquake occurred in Sichuan Province on May 12, 2008.

8.	INCOME TAX

The Company was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rates for 2009 and 2008 are 25%. Prior to 2009, income tax was calculated by net income with the applicable tax rate. In 2009, the Company elected to have its net income for income tax purposes assessed at 10% of its service revenue and the election was approved by the local tax bureau, income tax was therefore calculated by 10% of services revenue with the applicable tax rate.

The income tax expenses for 2009 and 2008 are summarized as follows:

	Year ended December 31,
	2009	2008

Current	$226,116	$23,165

A reconciliation of the provision for income taxes compared with the amount at the PRC statutory income rate was as follows:

	Year ended December 31,
	2009	2008

Tax at PRC statutory income tax rate	2,208,668	8,694
Tax reduction	(1,987,801)	-
Tax effect of non-deductible expenses	-	7,379
Other adjustments	5,249	7,092
Total income tax expenses	$226,116	$23,165

9.	STOCKHOLDERS’ EQUITY

	(a)	Registered capital

In accordance with the Articles of Association of the Company, the registered capital of the Company was $287,117 (RMB 2,100,000) which was fully paid on May 31, 2005 in cash by the stockholders.

The registered capital of the Company was increased by $731,294 (RMB 5,000,000) from $287,117 (RMB 2,100,000) to $1,018,411 (RMB 7,100,000) and was fully paid on October 10, 2009 in cash by the stockholders.

	(b)	Appropriated retained earnings

The Company is required to make appropriations to the statutory surplus reserve based on the after-tax net income determined in accordance with the laws and regulations of the PRC. Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors. Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10 percent of net income after tax per annum, such contributions not to exceed 50 percent of the respective company’s registered capital.

The statutory reserve funds cannot be used to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

During 2009 and 2008, the Company appropriated $151,284 and $0 to the reserves funds based on its net income in accordance with the laws and regulations of the PRC.

10.	COMMITMENTS AND CONTINGENCIES

	(a)	Employee benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a PRC government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provisions and contributions made for such employee benefits for the years ended December 31, 2009 and 2008 was $88,147 and $70,647 respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

	(b)	Capital commitments

As of December 31, 2009 and 2008, the Company had commitments for capital expenditures to completion the acquisition of property and equipment amounting to approximately $898,760 and $59,817 respectively.

	(c)	Rental leases commitment

The Company leases clinic spaces from third parties under thirty-four operating leases which expire between April 4, 2010 and January 1, 2020.

As of December 31, 2009, the Company has outstanding commitments with respect to the above operating leases, which are due as follows:

For the fiscal years ending December 31
2010	$222,722
2011	1,273,309
2012	1,483,240
2013	1,456,422
2014	1,451,897
Thereafter	1,734,348
Total	$7,621,938

11.	RELATED PARTY TRANSACTIONS

As of December 31, 2009 and 2008, the Company owed $20,555 and $105,941 respectively to related companies on an unsecured basis, repayable on demand and interest free. Imputed interest was charged at 5% per annum on the amounts owed to the related companies.

Total imputed interest expenses recorded as additional paid-in capital amounted to $1,027 and $5,215 for the years ended December 31, 2009 and 2008 respectively.

As of December 31, 2008, the Company owed $725,022 to stockholders which were advanced for working capital purposes. The advances are unsecured, interest free and repayable on receipt of further contribution from stockholders.

The Company paid the related companies $14,811 and $13,773 respectively for medical materials purchased during 2009 and 2008.

12.	CONCENTRATIONS AND RISKS

During 2009 and 2008, 100% of the Company’s assets were located in the PRC and 100% of the Company’s revenues were derived from customers located in the PRC.

One major supplier accounted for 12% and 11% respectively of the Company’s total purchases for the year ended December 31, 2009 and 2008. As of December 31, 2008 and 2009, the accounts payable for this supplier is $30,524 and $21,359 respectively.

No single customer accounted for more than 10% of services revenue for the year ended December 31, 2009 and 2008.

PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

			Sichuan Shesays
	SN Strategies	Perfect Support	Cosmetology
	Corp	Limited	Hospital Company
			Limited
	March 31,	March 31,	March 31,
	2010	2010	2010		Pro forma
	(unaudited)	(unaudited)	(unaudited)		adjustments		Pro forma
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,379	$-	$2,322,587		$(1,379)	A	$2,322,587
Inventories, net	-	-	300,478				300,478
Due from stockholders	-	52,821	177,837				230,658
Other current assets and prepaid expenses	-	-	873,418		(7,305)	D	866,113
Total Current Assets	1,379	52,821	3,674,320		(8,684)		3,719,836

OTHER ASSETS
Deposits paid for acquiring property and equipment	-	-	1,115,914				1,115,914
Investment	27,500	-	-		(27,500)	A	-

PROPERTY AND EQUIPMENT, NET	-	-	1,444,117				1,444,117
TOTAL ASSETS	$28,879	$52,821	$6,234,351		$(36,184)		$6,279,867

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$-	$483,693	$			$483,693
Notes payable	7,318	-	902,074		(7,318)	A	902,074
Deferred revenue	-	-	24,674				24,674
Other payables and accrued liabilities	61,043	7,279	697,458		(61,043)	A	697,458
					(7,279)	D
Income tax payable	1,600	-	405,116		(1,600)	A	405,116
Sales tax payable and other taxes payable	-	-	17,115				17,115
Due to a related company	-	-	19,791				19,791
Total Current Liabilities	69,961	7,279	2,549,921		(77,240)		2,549,921

COMMITMENTS AND CONTINGENCIES	-	-	-				-

STOCKHOLDERS' EQUITY
Common stock, $.001 par value; 65,849,200 shares authorized, 4,500,012 issued and outstanding	4,500	-	-		13,500	C	18,000
Common stock, $1 par value; 50,000 shares authorized, 50,000 issued and outstanding	-	50,000	-		(50,000)	B	-
Registered capital of $1,018,411 fully paid	-	-	1,018,411		(1,018,411)	B	-
Additional paid-in capital	132,929	-	6,489		(137,429)	A	1,056,900
					1,068,411	B
					(13,500)	C
Retained earnings (accumulated deficit)
Unappropriated	(178,511)	(4,458)	2,507,429		178,511	A	2,502,971
Appropriated	-	-	151,284				151,284
Accumulated other comprehensive income	-	-	817		(26)	D	791
Total Stockholders' Equity (Deficit)	(41,082)	45,542	3,684,430		41,056		3,729,946

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$28,879	$52,821	$6,234,351		$(36,184)		$6,279,867

Assumptions and Adjustments:

A)	Per the terms of the Share Exchange, SNGI was delivered with zero assets and zero liabilities at time of closing;

B)	At closing, common stock of Perfect Support and registered capital of Sichuan Shesays will be reclassified to additional paid-in-capital as part of the Share Exchange;

C)	The Company agreed to issue 13,500,012 shares of common stock; and

D)	Elimination of inter-company advances between Perfect Support and Sichuan Shesays.

PRO FORMA CONSOLIDATED INCOME STATEMENT
(Unaudited)

					Sichuan Shesays
	SN Strategies		Perfect Support		Cosmetology
	Corp		Limited		Hospital Company
					Limited
	March 31,		March 31,		March 31,
	2010		2010		2010		Pro forma
	(unaudited)		(unaudited)		(unaudited)		adjustments		Pro forma

CUSTOMER SERVICE REVENUE, net	$6,968	$	- $		3,247,925		$(6,968)	A	$3,247,925

COST OF REVENUE
Cost of service revenue	-		-		(661,011)				(661,011)
Depreciation	-		-		(71,447)				(71,447)
Total Cost of Revenue	-		-		(732,458)				(732,458)

GROSS PROFIT	6,968		-		2,515,467		(6,968)		2,515,467

OPERATING EXPENSES
Selling, general and administrative expenses	11,422		4,458		882,016		(11,422)	A	886,474
Depreciation	-		-		37,092				37,092
Total Operating Expenses	11,422		4,458		919,108		(11,422)		923,566

(LOSS) INCOME FROM OPERATIONS	(4,454)		(4,458)		1,596,359		4,954		1,591,901

OTHER INCOME (EXPENSES)
Other income	-		-		301				301
Interest income	-		-		1,563				1,563
Interest expenses	(183)		-		(6,564)		183	A	(6,564)
Imputed interest	-		-		(247)				(247)
Other expenses	-		-		(52,628)				(52,628)
Total Other Expenses, net	(183)		-		(57,575)		183		(57,575)

(LOSS) INCOME FROM OPERATIONS BEFORE TAXES	(4,637)		(4,458)		1,538,784		4,637		1,547,835

INCOME TAX EXPENSE	(800)		-		(405,120)		800	A	(405,120)

NET (LOSS) INCOME	(5,437)		(4,458)		1,133,664		5,437		1,142,715

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	-		-		399				399

COMPREHENSIVE (LOSS) INCOME	$(5,437)		$(4,458	) $	1,134,063		$5,437		$1,143,114

Net (loss) income per share-basic and diluted	$(0.00)		$(0.09	) $	-	$			$0.06

Weighted average number of shares outstanding during the period
- basic and diluted	4,500,012		50,000		-		13,450,012	B,C	18,000,024

Assumptions and Adjustments:

A)	Per the terms of the Share Exchange, SNGI was delivered with zero assets and zero liabilities at time of closing;

PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

			Sichuan Shesays
	SN Strategies	Perfect Support	Cosmetology
	Corp	Limited	Hospital Company
			Limited
	December 31,	December 31,	December 31,
	2009	2009	2009		Pro forma
	(audited)	(unaudited)	(audited)		adjustments		Pro forma
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,534	$-	$1,371,732		$(1,534)	A	$1,371,732
Inventories, net	-	-	335,932				335,932
Other current assets and prepaid expenses	-	-	526,507				526,507
Due from stockholders	-	50,000	-				50,000
Total Current Assets	1,534	50,000	2,234,171		(1,534)		2,284,171

OTHER ASSETS
Deposits paid for acquiring property and equipment	-	-	282,279				282,279
Investment	27,500	-	-		(27,500)	A	-

PROPERTY AND EQUIPMENT, NET	-	-	1,347,382				1,347,382
TOTAL ASSETS	$29,034	$50,000	$3,863,832		$(29,034)		$3,913,832

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$-	$508,643	$			$508,643
Notes payable	7,318	-	42,659		(7,318)	A	42,659
Deferred revenue	-	-	24,254				24,254
Other payables and accrued liabilities	56,561	-	655,913		(56,561)	A	655,913
Income tax payable	800	-	54,428		(800)	A	54,428
Sales tax payable and other taxes payable	-	-	7,260				7,260
Due to a related company	-	-	20,555				20,555
Total Current Liabilities	64,679	-	1,313,712		(64,679)		1,313,712

COMMITMENTS AND CONTINGENCIES	-	-	-				-

STOCKHOLDERS' EQUITY
Common stock, $.001 par value; 65,849,200 shares authorized, 4,500,012 issued and outstanding	4,500	-	-		13,500	C	18,000
Common stock, $1 par value; 50,000 shares authorized, 50,000 issued and outstanding	-	50,000	-		(50,000)	B	-
Registered capital of $1,018,411 fully paid	-	-	1,018,411		(1,018,411)	B	-
Additional paid-in capital	132,929	-	6,242		(138,429)	A	1,055,653
					1,068,411	B
					(13,500)	C
Retained earnings (accumulated deficit)
Unappropriated	(173,074)	-	1,373,765		173,074	A	1,373,765
Appropriated	-	-	151,284				151,284
Accumulated other comprehensive income	-	-	418				418
Total Stockholders' Equity (Deficit)	(35,645)	50,000	2,550,120		34,645		2,599,120

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,034	$50,000	$3,863,832		$(30,034)		$3,912,832

Assumptions and Adjustments:

A)	Per the terms of the Share Exchange, SNGI was delivered with zero assets and zero liabilities at time of closing;

B)	At closing, common stock of Perfect Support and registered capital of Sichuan Shesays will be reclassified to additional paid-in-capital as part of the Share Exchange;

C)	The Company agreed to issue 13,500,012 shares of common stock; and

PRO FORMA CONSOLIDATED INCOME STATEMENT
(Unaudited)

			Sichuan Shesays
	SN Strategies	Perfect Support	Cosmetology
	Corp	Limited	Hospital Company
			Limited
	December 31,	December 31,	December 31,
	2009	2009	2009		Pro forma
	(audited)	(unaudited)	(audited)		adjustments		Pro forma

CUSTOMER SERVICE REVENUE	$38,363	$-	$8,834,673		$(38,363)	A	$8,834,673

COST OF REVENUE
Cost of service revenue	-	-	(2,385,459)				(2,385,459)
Depreciation	-	-	(206,831)				(206,831)
Total Cost of Revenue	-	-	(2,592,290)				(2,592,290)

GROSS PROFIT	38,363	-	6,242,383		(38,363)		6,242,383

OPERATING EXPENSES
Selling, general and administrative expenses	72,694	-	4,109,414		(72,694)	A	4,109,414
Depreciation	-	-	125,768				125,768
Total Operating Expenses	72,694	-	4,235,182		(72,694)		4,235,182

(LOSS) INCOME FROM OPERATIONS	(34,331)	-	2,007,201		34,331		2,007,201

OTHER INCOME (EXPENSES)
Other income	-	-	52,714				52,714
Interest income	-	-	3,383				3,383
Interest expenses	(1,716)	-	(3,224)		1,716	A	(3,224)
Imputed interest	-	-	(1,027)				(1,027)
Other expenses	-	-	(66,489)				(66,489)
Total Other Expenses, net	(1,716)	-	(14,643)		1,716		(14,643)

(LOSS) INCOME FROM OPERATIONS BEFORE TAXES	(36,047)	-	1,992,558		36,047		1,992,558

INCOME TAX EXPENSE	(800)	-	(226,116)		800	A	(226,116)

NET (LOSS) INCOME	(36,847)	-	1,766,442		36,847		1,766,442

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	-	-	1,073				1,073

COMPREHENSIVE (LOSS) INCOME	$(36,847)	$-	$1,767,515		$36,847		$1,767,515

Net (loss) income per share-basic and diluted	$(0.01)	$-	$-	$			$0.10

Weighted average number of shares outstanding during the year
- basic and diluted	4,500,012	50,000	-		13,450,012	B,C	18,000,024

Assumptions and Adjustments:

A)	Per the terms of the Share Exchange, SNGI was delivered with zero assets and zero liabilities at time of closing;